Exhibit 4.1

INDENTURE

Dated as of October 5, 2021

among

FOOT LOCKER, INC.,

THE GUARANTORS PARTY HERETO AS OF THE DATE HEREOF
AND ANY OTHER GUARANTOR THAT BECOMES PARTY HERETO
PURSUANT TO SECTION 4.12 HEREOF,

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

4.000% SENIOR NOTES DUE 2029

TABLE OF CONTENTS

Page

Article I DEFINITIONS AND INCORPORATION BY REFERENCE	1
1.01 Definitions	1
1.02 Other Definitions	24
1.03 Rules of Construction	24
1.04 Acts of Holders	26
Article II THE NOTES	27
2.01 Form and Dating; Terms.	27
2.02 Execution and Authentication	28
2.03 Registrar, Transfer Agent and Paying Agent	29
2.04 Paying Agent to Hold Money in Trust	30
2.05 Holder Lists	30
2.06 Transfer and Exchange	30
2.07 Replacement Notes	43
2.08 Outstanding Notes	43
2.09 Treasury Notes	43
2.10 Temporary Notes	44
2.11 Cancellation	44
2.12 Defaulted Interest	44
2.13 CUSIP Numbers and ISINs	45
Article III REDEMPTION	45
3.01 Notices to Trustee	45
3.02 Selection of Notes to Be Redeemed	45
3.03 Notice of Redemption	46
3.04 Effect of Notice of Redemption	47
3.05 Deposit of Redemption Price	47
3.06 Notes Redeemed in Part	48
3.07 Optional Redemption	48
3.08 Mandatory Redemption	49
Article IV COVENANTS	49
4.01 Payment of Notes	49
4.02 Maintenance of Office or Agency	49
4.03 Reports	50
4.04 Compliance Certificate	51
4.05 Taxes	52
4.06 Stay, Extension and Usury Laws	52
4.07 Sale and Leaseback Transactions	52
4.08 Liens	53
4.09 Company Existence	54
4.10 Offer to Repurchase Upon Change of Control Triggering Event.	54
4.11 Transactions with Affiliates	56

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4.12 Additional Guarantees	58
Article V SUCCESSORS	58
5.01 Merger, Consolidation or Sale of Assets	58
5.02 Successor Person Substituted	60
Article VI DEFAULTS AND REMEDIES	60
6.01 Events of Default	60
6.02 Acceleration.	62
6.03 Other Remedies	63
6.04 Waiver of Past Defaults	63
6.05 Control by Majority	63
6.06 Limitation on Suits	63
6.07 Rights of Holders to Receive Payment	64
6.08 Collection Suit by Trustee	64
6.09 Restoration of Rights and Remedies	64
6.10 Rights and Remedies Cumulative	64
6.11 Delay or Omission Not Waiver	64
6.12 Trustee May File Proofs of Claim	65
6.13 Priorities	65
6.14 Undertaking for Costs	66
Article VII TRUSTEE	66
7.01 Duties of Trustee.	66
7.02 Rights of Trustee.	67
7.03 Individual Rights of Trustee	68
7.04 Trustee’s Disclaimer	68
7.05 Notice of Defaults	69
7.06 Compensation and Indemnity.	69
7.07 Replacement of Trustee	70
7.08 Successor Trustee by Merger, etc	70
Article VIII LEGAL DEFEASANCE AND COVENANT DEFEASANCE	71
8.01 Option to Effect Legal Defeasance or Covenant Defeasance	71
8.02 Legal Defeasance and Discharge	71
8.03 Covenant Defeasance	71
8.04 Conditions to Legal Defeasance or Covenant Defeasance	72
8.05 Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions	73
8.06 Repayment to Company	74
8.07 Reinstatement	74
Article IX AMENDMENT, SUPPLEMENT AND WAIVER	74
9.01 Without Consent of Holders	74
9.02 With Consent of Holders	76
9.03 Revocation and Effect of Consents	77
9.04 Notation on or Exchange of Notes	78

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9.05 Trustee to Sign Amendments, etc	78
Article X GUARANTEES	78
10.01 Guarantees	78
10.02 Limitation on Guarantor Liability	80
10.03 Execution and Delivery	80
10.04 Subrogation	80
10.05 Benefits Acknowledged	81
10.06 Release of Guarantees	81
Article XI SATISFACTION AND DISCHARGE	82
11.01 Satisfaction and Discharge	82
11.02 Application of Trust Money	83
Article XII MISCELLANEOUS	83
12.01 Notices	83
12.02 Certificate and Opinion as to Conditions Precedent	85
12.03 Statements Required in Certificate or Opinion	85
12.04 Rules by Trustee and Agents	85
12.05 No Personal Liability of Directors, Officers, Employees and Stockholders	85
12.06 Governing Law	86
12.07 Waiver of Jury Trial	86
12.08 Force Majeure	86
12.09 No Adverse Interpretation of Other Agreements	86
12.10 Successors	86
12.11 Severability	86
12.12 Counterpart Originals	86
12.13 Table of Contents, Headings, etc	87
12.14 USA PATRIOT Act	87
12.15 No Qualification Under the Trust Indenture Act	87

EXHIBITS

Exhibit A      Form of Note
Exhibit B      Form of Certificate of Transfer
Exhibit C      Form of Certificate of Exchange
Exhibit D      Form of Supplemental Indenture to be Delivered by Subsequent Guarantors
Exhibit E      Form of Transferee Letter of Representation

iii

This INDENTURE, dated as of October 5, 2021, is among Foot Locker, Inc., a New York corporation (together with any successor hereunder, the “Company”), the Guarantors (as defined herein) party hereto as of the date hereof and any other Guarantor that becomes party hereto pursuant to Section 4.12 hereof, and U.S. Bank National Association, a national banking association, as Trustee (as further defined herein).

W I T N E S S E T H:

WHEREAS, the Company has duly authorized the creation of an issue of $400,000,000 aggregate principal amount of the Company’s 4.000% Senior Notes due 2029 (as further defined herein, the “Notes”); and

WHEREAS, the Company and the Guarantors party hereto have duly authorized the execution and delivery of this Indenture;

NOW, THEREFORE, the Company, the Guarantors party hereto and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders.

Article I

DEFINITIONS AND INCORPORATION BY REFERENCE

1.01          Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A attached hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 144A.

“Additional Notes” means Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.02 hereof as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Agent” means any Registrar, co-registrar, Transfer Agent, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to a Note on any Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess, if any, of (A) the present value at such time of (1) the redemption price of such Note at October 1, 2024 (such redemption price being set forth in the table appearing in Section 3.07(d) hereof) plus (2) all required interest payments due on such Note (excluding accrued and unpaid interest to such Redemption Date) through October 1, 2024, computed using a discount rate equal to the Treasury Rate plus 50 basis points over (B) the then outstanding principal amount of such Note on such Redemption Date.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Attributable Indebtedness” in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended) (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items that do not constitute payments for property rights); provided, however, that if such Sale and Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Attributable Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation.”

“Bankruptcy Law” means Title 11, U.S. Code, as amended, or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that, in calculating the beneficial ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Board of Directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the Board of Directors of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such Board of Directors. Unless otherwise provided, “Board of Directors” means the Board of Directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capital Markets Debt” means any Indebtedness issued in (a) a public offering registered under the Securities Act or any other substantially similar law in the United States or another country, (b) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S or any other substantially similar rule or regulation in the United States or another country or (c) a placement to institutional investors. The term “Capital Markets Debt” shall not include any Indebtedness under commercial bank facilities or similar Indebtedness or any other type of Indebtedness incurred in a manner not customarily viewed as a “securities offering,” and, for the avoidance of doubt, no particular item of Indebtedness shall constitute both Capital Markets Debt and a Credit Facility.

“Capital Stock” means:

(1)       in the case of a corporation, corporate stock or shares in the capital of such corporation;

(2)       in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)       in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)       any other ownership interest that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Company and its Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Company and its Subsidiaries.

“Cash Equivalents” means:

(a)       (i) United States Dollars, Pounds Sterling, Canadian Dollars or Euros or any national currency of any Participating Member State of the European Economic and Monetary Union and (ii) in the case of any Foreign Subsidiary or any jurisdiction in which the Company or its Subsidiaries conducts business, such local currencies held by it from time to time in the ordinary course of business and not for speculation;

(b)       securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof having maturities of not more than two years from the date of acquisition by such Person; provided the full faith and credit of the United States is pledged in support thereof;

(c)       time deposits, certificates of deposit and bankers’ acceptances of any lender under the Credit Agreement, any commercial bank or the principal banking subsidiary of any bank holding company, in each case, organized under the laws of the United States, any State thereof or the District of Columbia, having capital and surplus aggregating in excess of $250 million with maturities of not more than one year from the date of acquisition by such Person;

(d)       repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (b) above entered into with any bank meeting the qualifications specified in clause (c) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities;

(e)       commercial paper issued by any Person rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and in each case maturing not more than two years after the date of acquisition by such Person;

(f)       direct obligations issued by any State of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from a Rating Agency with maturities of not more than two years from the date of acquisition thereof;

(g)       demand deposit accounts maintained in the ordinary course of business with any domestic or foreign commercial bank, or the principal banking subsidiary of a bank holding company, in each case having capital and surplus of not less than $250 million;

(h)       investments in funds substantially all of whose assets comprise securities of the types described in clauses (b) through (g) above;

(i)       instruments equivalent to those referred to in clauses (b) through (h) above denominated in any other currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by the Company or any of its Subsidiaries; or

(j)       in the case of the Company or any of its Subsidiaries, investments made locally of a type comparable to those described in clauses (b) through (h) of this definition.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1)       the merger, amalgamation or consolidation of the Company with or into another Person or the merger of another Person with or into the Company or the sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than, in the case of a merger, amalgamation or consolidation, a transaction following which holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger, amalgamation or consolidation transaction) own, directly or indirectly, a majority of the voting power of the Voting Stock of the surviving Person in such merger, amalgamation or consolidation transaction immediately after such transaction;

(2)       the adoption by the Company of a plan relating to the liquidation or dissolution of the Company; or

(3)       any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the Beneficial Owner of 50.0% or more of the Voting Stock of the Company, measured by voting power rather than number of shares.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event.

“Clearstream” means Clearstream Banking, S.A., and its successors.

“Common Stock” means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person’s common stock, whether or not outstanding on the Issue Date, including all series and classes of such common stock.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person and its Subsidiaries, including the amortization of intangible assets, deferred financing fees, debt issuance costs, commissions, fees and expenses and amortization of Capitalized Software Expenditures of such Person and its Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period:

(1)       increased, without duplication, by the following, in each case (other than in the case of clauses (vi) and (viii) below) to the extent deducted (and not added back) in determining Consolidated Net Income for such period with respect to such Person and its Subsidiaries:

(i)       total interest expense determined in accordance with GAAP (including, to the extent deducted and not added back in computing Consolidated Net Income, (A) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (B) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (C) non-cash interest payments, (D) the interest component of Capitalized Leases, (E) amortization of deferred financing fees, debt issuance costs, commissions and fees, (F) the interest component of any pension or other post-employment benefit expense and (G) commissions, discounts, yield and other fees (including related interest expenses) related to any Qualified Securitization Facility or any receivables facility) and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations or other derivative instruments, and costs of surety bonds in connection with financing activities (whether amortized or immediately expensed); plus

(ii)       provision for taxes based on income, profits or capital gains, including federal, state and local, franchise and similar taxes and foreign withholding taxes and any state single business unitary or similar tax (including any future taxes or other levies that replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from any tax examinations) paid or accrued during such period; plus

(iii)       Consolidated Depreciation and Amortization Expense for such period; plus

(iv)       the amount of any non-controlling interest or minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any Subsidiaries that are not Wholly Owned Subsidiaries; plus

(v)       any costs or expenses incurred pursuant to any management equity plan, any stock option plan or other management, director or employee benefit plan or agreement or any stock subscription or stockholders agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of such Person or net cash proceeds of an issuance of Equity Interests of such Person (other than Disqualified Stock); plus

(vi)       the amount of “run-rate” cost savings, operating expense reductions and synergies projected by such Person in good faith to result from actions taken, committed to be taken or with respect to which substantial steps have been taken or are expected in good faith to be taken no later than 18 months after the end of such period (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period for which Consolidated EBITDA is being determined and if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided, that such cost savings, operating expense reductions and synergies are reasonably identifiable and factually supportable in the good faith judgment of the Company; provided, further, it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken; plus

(vii)       any net loss from disposed, abandoned or discontinued operations or product lines; plus

(viii)       cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(ix)       any other non-cash charges, including (a) any write-offs or write-downs, (b) equity-based awards compensation expense, (c) losses on sales, disposals or abandonment of, or any impairment charges or asset write-off related to, intangible assets, long-

lived assets and investments in debt and equity securities, (d) all losses from investments recorded using the equity method and (e) other non-cash charges, non-cash expenses or non-cash losses reducing Consolidated Net Income for such period (provided that if any such non-cash charges referred to in this clause (ix) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(x)       the amount of loss on sales of Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Facility; plus

(xi)       any fees (including finder’s fees, broker’s fees, rating agency fees or any other fees), expenses or charges incurred during such period (including any premiums, make-whole or penalty payments), or any amortization thereof for such period, in connection with any investment or acquisition (other than any such acquisition in the ordinary course of business), disposition (other than any such disposition in the ordinary course of business) or other transfer (other than any such transfer in the ordinary course of business), incurrence or repayment of indebtedness (including such fees, expenses or charges related to the offering and issuance of the Notes and the syndication and incurrence of any securities or Credit Facilities), issuance of Equity Interests, recapitalization, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the Notes and other securities, any Credit Facilities or any other debt instrument) and including, in each case, any such transaction whether consummated on, after or prior to the Issue Date and any such transaction undertaken but not completed; and

(2)       decreased, without duplication, by the following, in each case to the extent included in determining Consolidated Net Income for such period:

(i)       any non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus

(ii)       any net income from disposed, abandoned or discontinued operations.

“Consolidated Net Income” means, with respect to any Person for any period, the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication:

(1)       any net after-tax effect of extraordinary, non-recurring or unusual gains or losses, charges or expenses (including all fees and expenses related thereto) and Transaction Expenses, in all cases above for such period, shall be excluded;

(2)       the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period whether effected through a cumulative effect adjustment or a retroactive application, in each case in accordance with GAAP, shall be excluded;

(3)       any net after-tax effect of gains or losses on disposal, abandonment (including asset retirement costs) or discontinuance of disposed, abandoned or discontinued operations, as applicable, in each case, other than in the ordinary course of business, as determined in good faith by such Person, shall be excluded;

(4)       any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Equity Interests of any Person, in each case, other than in the ordinary course of business, as determined in good faith by such Person, shall be excluded;

(5)       the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in Cash Equivalents (or to the extent subsequently converted into Cash Equivalents) to such Person or a Subsidiary thereof in respect of such period;

(6)       effects of adjustments (including the effects of such adjustments pushed down to such Person and its Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP attributable to the application of recapitalization accounting or purchase accounting, as the case may be, in relation to any acquisition (other than any acquisition in the ordinary course of business) consummated prior to or after the Issue Date or the amortization or write-off or write-down of any amounts thereof pursuant to GAAP, net of taxes, shall be excluded;

(7)       any net after-tax effect of income (loss) from the early extinguishment or conversion of Indebtedness, Hedging Obligations or other derivative instruments shall be excluded;

(8)       any impairment charge or asset write-off or write-down (other than write-offs, write-downs or impairments with respect to accounts receivable in the normal course or inventory), including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation or in connection with any disposition of assets, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP, shall be excluded;

(9)       any equity-based or non-cash compensation charge or expense, including any such charge or expense arising from grants of stock appreciation rights, equity incentive programs or similar rights, stock options, restricted stock or other rights, shall be excluded;

(10)       any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction to be applied to Consolidated Net Income in the applicable future period for any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period), shall be excluded;

(11)       any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of Statement of Financial Accounting Standards Nos. 87, 106 and 112, and any other items of a similar nature, shall be excluded; and

(12)       the following items shall be excluded:

(a)       any net unrealized gain or loss (after any offset) resulting in such period from Hedging Obligations and the application of Accounting Standards Codification Topic No. 815, Derivatives and Hedging;

(b)       any net unrealized gain or loss (after any offset) resulting in such period from currency transaction or translation gains or losses, including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from (A) Hedging Obligations for currency exchange risk and (B) intercompany indebtedness) and any other foreign currency transaction or translation gains and losses, to the extent such gain or losses are non-cash items;

(c)       any non-cash adjustments resulting from the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation; and

(d)       earn-out obligations and other contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments.

“Consolidated Total Assets” of the Company and its Subsidiaries as of any date means all amounts that would, in accordance with GAAP, be set forth opposite the caption “total assets” (or any like caption) on the consolidated balance sheet of the Company and its Subsidiaries on the last day of the fiscal quarter immediately preceding such date for which internal financial statements are available at the time of calculation, after giving pro forma effect to all transactions occurring subsequent to the end of such fiscal quarter and on or prior to such date of calculation that gave or gives rise to the need to calculate Consolidated Total Assets.

“Consolidated Total Indebtedness” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Company and its Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any acquisition), consisting only of Indebtedness for borrowed money and Capitalized Lease Obligations; provided that Consolidated Total Indebtedness shall not include Indebtedness in respect of (i) any letter of credit, except to the extent of obligations in respect of drawn standby letters of credit that have not been reimbursed within three Business Days, (ii) Hedging Obligations and (iii) any Indebtedness issued under a Qualified Securitization Facility. The U.S. dollar-equivalent principal amount of any Indebtedness denominated in a foreign currency will reflect the currency translation effects, determined in accordance with GAAP, of Hedging Obligations for currency exchange risks with respect to the applicable currency in effect on the date of determination of the U.S. dollar-equivalent principal amount of such Indebtedness.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.01 hereof or such other address as to which the Trustee may give notice to the Holders and the Company.

“Credit Agreement” means that certain Credit Agreement, dated as of May 19, 2016, among the Company, the guarantors from time to time party thereto and the banks and other financial institutions from time to time parties thereto as agents and lenders, as amended by Amendment No. 1 thereto dated as of July 14, 2020 and by Amendment No. 2 thereto dated as of May 19, 2021, and any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as it may be further amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.

“Credit Facility” means, with respect to the Company or any of its Subsidiaries:

(1)       the Credit Agreement; and

(2)       one or more debt facilities (which may be outstanding at the same time) or other financing arrangements (including commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, any amendments, modifications, restatements, renewals, increases, extensions, supplements, refundings, replacements or refinancings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities, accordion facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Custodian” means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means, individually and collectively, each certificated Note issued in accordance with Section 2.06(c) or 2.06(e) hereof, substantially in the form of Exhibit A attached hereto, which Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, any Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms, or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date that is 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, that any Capital Stock held by any future, current or former employee, director, officer, member of management or consultant of the Company, any of its Subsidiaries or any other entity in which the Company or a Subsidiary has an investment and is designated in good faith as an “affiliate” by the Board of Directors (or the compensation committee thereof), in each case pursuant to any co-invest agreement, any equity subscription or shareholders’ agreement, any management, shareholder, director or employee equity plan, any stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries or in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, member of management’s or consultant’s termination of employment or service, as applicable, death or disability.

“DTC” means The Depository Trust Company.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any private or public sale for cash by the Company of its Common Stock or Preferred Stock (other than Disqualified Stock), or options, warrants or rights with respect to its Common Stock or Preferred Stock, other than public offerings with respect to the Company’s Common Stock, or options, warrants or rights, registered on Form S-4 or S-8 or any successor form thereto.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, and its successors.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall, in each case under this Indenture, be determined in the good faith judgment of the Company or the senior management of the Company.

“Financial Officer” means the Chief Financial Officer, the Treasurer or another financial officer of the Company, as appropriate.

“Foreign Subsidiary” means, with respect to the Company, any Subsidiary that was not formed under the laws of the United States of America, any State thereof or the District of Columbia.

“Funded Indebtedness” means all Indebtedness having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendable beyond 12 months from such date at the option of the borrower, excluding any Indebtedness owed to the Company or its Subsidiaries.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.06(f)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each certificated Note issued in accordance with Section 2.01, 2.06(a), 2.06(b) or 2.06(d) hereof, substantially in the form of Exhibit A attached hereto, which Note shall bear the Global Note Legend and shall have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Guarantee” means, individually, any guarantee of payment of the Notes by a Guarantor pursuant to the terms of this Indenture and any supplemental indenture hereto, and, collectively, all such guarantees. Each Guarantee will be in the form prescribed by this Indenture.

“Guarantor” means:

(1)       each Subsidiary of the Company on the Issue Date that guarantees Indebtedness of the Company under the Credit Agreement; and

(2)       any other Subsidiary of the Company that executes a Guarantee in accordance with the provisions of this Indenture, including pursuant to Section 4.12 hereof;

and their respective successors and assigns, in each case, until such Person is released from its Guarantee in accordance with the terms of this Indenture.

“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“IAI Global Note” means a Global Note bearing the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $400,000,000 aggregate principal amount of Notes issued under this Indenture on the Issue Date.

“Interest Payment Date” means April 1 and October 1 of each year, beginning with respect to the Initial Notes on April 1, 2022.

“Issue Date” means the date of first issuance of Notes under this Indenture.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction; provided, that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. or any successor rating agency.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” has the meaning assigned to it in the recitals to this Indenture. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, and, unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Offering Memorandum” means the final confidential offering memorandum, dated September 29, 2021, relating to the sale of the Initial Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Controller, the Secretary or any Assistant Secretary of the Company, or the equivalent of any other Person (including any member, manager, clerk or assistant clerk), as the case may be.

“Officer’s Certificate” means a certificate signed by an Officer that meets the requirements set forth in this Indenture. Unless otherwise indicated, Officer for this purpose shall be an Officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel, who may be internal counsel for the Company, or who is otherwise reasonably acceptable to the Trustee, that meets the requirements set forth in this Indenture.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary (and, with respect to DTC, shall include Euroclear and Clearstream).

“Participating Member State” means each state so described in any legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Permitted Liens” means:

(1)       Liens in favor of the Company or a Guarantor;

(2)       Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary, in each case after the Issue Date (including Liens on the Equity Interests of any Person that becomes a Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary and (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirements shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition);

(3)       Liens securing Indebtedness represented by or incurred or issued to finance Capitalized Lease Obligations, mortgage financings or purchase money obligations incurred for the purpose of financing all or any part of the purchase price or cost of construction, development or improvement of assets used in the business of the Company or its Subsidiaries; provided, that such Liens extend only to the assets so purchased, replaced, leased or improved and proceeds and products thereof;

(4)       Liens for taxes or governmental charges (i) not yet due or not more than 90 days overdue or (ii) that are being contested in good faith by appropriate actions promptly instituted and diligently conducted;

(5)       Liens imposed by law, such as landlord’s, sublandlord’s, carrier’s, warehousemen’s, materialmen’s, construction, repairmen’s and mechanic’s Liens, or other customary Liens (other than in respect of Indebtedness) and, in each case incurred in the ordinary course of business for amounts not yet due, or that are not yet overdue for a period of more than 90 days, or for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 90 days) are being contested in good faith by appropriate actions, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(6)       Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or insurance (or self-insurance arrangements), or to secure the performance of tenders, statutory obligations, surety bonds and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money or other Indebtedness) and pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Company or any of its Subsidiaries or in respect of self-insurance arrangements;

(7)       judgment Liens for the payment of money not giving rise to an Event of Default;

(8)       survey exceptions, covenants, easements, rights-of-way, restrictions, encroachments, other minor defects or irregularities in title, and leases or subleases, in each case that do not and will not interfere in any material respect with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

(9)       deposits of cash with the owner or lessor of premises leased and operated by the Company or any of its Subsidiaries to secure the performance of the Company’s or such Subsidiary’s obligations under the terms of the lease for such premises;

(10)       Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking institution arising as a matter of law encumbering deposits or accounts (including the right of set-off) and that are within the general parameters customary in the banking industry;

(11)       Liens securing Indebtedness and related obligations of any Foreign Subsidiary or any assets of any Foreign Subsidiary;

(12)       Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business permitted under this Indenture;

(13)       any interest or title of a lessor or sublessor under any lease of real estate permitted under this Indenture entered into by the Company or any Subsidiary in the ordinary course of its business covering only the assets so leased of real estate permitted under this Indenture;

(14)       leases, licenses, subleases or sublicenses and, in each case, terminations thereof granted to others in the ordinary course of business that do not interfere in any material respect with the business of the Company or any of its Subsidiaries;

(15)       Liens on assets securing obligations in an aggregate amount, together with all other Liens on assets securing obligations pursuant to this clause (15), not to exceed the greater of (x) $150 million and (y) 2.0% of Consolidated Total Assets at any time outstanding (in each case, determined as of the date of such incurrence);

(16)       Liens (i) on cash advances in favor of the seller of any property to be acquired in an investment or acquisition to be applied against the purchase price for such investment or acquisition and (ii) consisting of an agreement to dispose of any property in an asset sale;

(17)       Liens solely on any cash earnest money deposits made by the Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement;

(18)       (i) Liens arising from UCC or similar financing statement filings regarding operating leases, consignments or accounts entered into by the Company or its Subsidiaries in the ordinary course of business, (ii) purported Liens evidenced by the filing of precautionary UCC or similar financing statements or similar public filings and (iii) any UCC or similar financing statement filed against the Company or any of its Subsidiaries not authorized by the Company or such Subsidiaries;

(19)       Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(20)       any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property and ground leases in respect of real property on which facilities owned or leased by the Company or any of its Subsidiaries are located;

(21)       licenses and sublicenses of patents, trademarks and other intellectual property rights granted by the Company or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of the Company or such Subsidiary;

(22)       Liens deemed to exist in connection with investments in repurchase agreements;

(23)       Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(24)       Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive modifications, refinancings, refundings, extensions, renewals or replacements), in whole or in part, of any Indebtedness or obligations secured by any Lien referred to in clause (2), (3), (25) or (34) of this definition of Permitted Liens (each such clause (2), (3), (25) or (34), an “Applicable Clause”); provided, that (a) such new Lien shall be limited to all or part of the same property (plus improvements, accessions, proceeds or dividends or distributions in respect thereof and after-acquired property) that secured the original Lien (plus improvements and accessions on such property) and proceeds and products thereof and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under the Applicable Clause under which such Indebtedness being so modified, refinanced, refunded, extended, renewed or replaced is being secured by at the time the original Lien became a Permitted Lien under this Indenture, and (ii) an amount necessary to pay any fees and expenses (including original issue discount, upfront fees or similar fees) and premiums (including tender premiums and accrued and unpaid interest), related to such modification, refinancing, refunding, extension, renewal or replacement;

(25)       Liens existing on the Issue Date, other than Liens securing obligations under any Credit Facility;

(26)       Liens securing (i) Hedging Obligations and (ii) obligations in respect of any agreements governing the provision of treasury or cash management services, including netting services, deposit accounts, debit, purchase or credit cards, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services;

(27)       Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s accounts payable or similar trade obligations or obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(28)       Liens on equipment of the Company or any of its Subsidiaries granted in the ordinary course of business to the clients of the Company or its Subsidiaries;

(29)       Liens on accounts receivable, Securitization Assets and related assets incurred in connection with a Qualified Securitization Facility;

(30)       security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(31)       any encumbrance or restriction (including put and call arrangements, tag, drag, right of first refusal and similar rights) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(32)       Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(33)       Liens securing obligations in respect of the Notes and the related Guarantees;

(34)       Liens securing Indebtedness; provided that, with respect to Liens securing any such Indebtedness and related obligations, at the time of incurrence and after giving pro forma effect thereto and the application of the net proceeds therefrom, the aggregate amount of all such Indebtedness secured by Liens pursuant to this clause (34) plus all Attributable Indebtedness of the Company and its Subsidiaries in respect of Sale and Leaseback Transactions with respect to Properties (with the exception of such transactions that are permitted under Section 4.07(a), 4.07(b), 4.07(c) or 4.07(d) hereof) would not exceed the greater of (x) $600 million and (y) the amount that would cause the Secured Net Leverage Ratio to exceed 0.50 to 1.00; and

(35)       Liens arising by operation of law in the United States under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate or unincorporated organization or government or any agency or political subdivision thereof or any other entity (including any subdivision or ongoing business of any such entity, or substantially all of the assets of any such entity, subdivision or business).

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(i) hereof to be placed on all Notes issued under this Indenture, except as otherwise permitted by the provisions of this Indenture.

“Property” means any property or asset, whether real, personal or mixed, including current assets, owned on the Issue Date or thereafter acquired by the Company or any Subsidiary of the Company.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Securitization Facility” means any Securitization Facility (1) constituting a securitization financing facility that meets the following conditions: (a) the Board of Directors shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the applicable Subsidiary or Securitization Subsidiary; and (b) all sales and/or contributions of Securitization Assets and related assets to the applicable Person or Securitization Subsidiary are made at Fair Market Value (as determined in good faith by the Company) or (2) constituting a receivables financing facility or factoring facility.

“Rating Agency” means each of S&P and Moody’s, or, if S&P or Moody’s or both shall not make a rating on the Notes publicly available (for reasons outside the control of the Company), a statistical rating agency or agencies, as the case may be, nationally recognized in the United States and selected by the Company (as certified by a resolution of the Board of Directors) that shall be substituted for S&P’s or Moody’s, or both, as the case may be.

“Rating Category” means:

(1)       with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories);

(2)       with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and

(3)       with respect to any other Rating Agency, any category of ratings that is substantially similar to those in clause (1) or (2) of this definition or that is intended to serve the same purpose as the categories set forth in clause (1) or (2) of this definition.

“Ratings Event” means a decrease in the rating of the Notes by any Rating Agency by one or more gradations (including gradations within Rating Categories as well as between Rating

Categories) on any date from the date of the public notice of an arrangement or agreement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed a Ratings Event for purposes of the definition of Change of Control Triggering Event if the Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce, inform the Company or the Trustee or publicly confirm that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories, namely + or - for S&P and 1, 2 and 3 for Moody’s (and, with respect to other Rating Agencies, similar gradations within Rating Categories), will be taken into account; for example, in the case of S&P, a rating decline either from BB+ to BB or BB- to B+ will constitute a decrease of one gradation.

“Record Date” for the interest payable on any applicable Interest Payment Date means the March 15 and September 15 (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a permanent Global Note in the form of Exhibit A attached hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any director, vice president, assistant vice president, trust officer, assistant trust officer or other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Cash” means Cash Equivalents held by the Company and its Subsidiaries that would appear as “restricted” on a consolidated balance sheet of the Company or any of its Subsidiaries.

“Restricted Definitive Note” means a Definitive Note bearing, or that is required to bear, the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing, or that is required to bear, the Private Placement Legend.

“Restricted Period” means, in respect of any Note issued pursuant to Regulation S, the 40-day distribution compliance period as defined in Regulation S applicable to such Note.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, or any successor rating agency.

“Sale and Leaseback Transaction” means an arrangement relating to a Property owned by the Company or a Subsidiary of the Company on the Issue Date or thereafter acquired by the Company or a Subsidiary of the Company whereby the Company or a Subsidiary of the Company transfers such property to a Person and the Company or the Subsidiary of the Company leases it from such Person.

“SEC” means the United States Securities and Exchange Commission.

“Secured Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Indebtedness that is secured by a Lien on Property of the Company or a Subsidiary outstanding on the last day of such Test Period (other than property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby), less the amount of Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of the Company and its Subsidiaries and held by the Company and its Subsidiaries as of the last day of such Test Period, to (b) Consolidated EBITDA of the Company for such Test Period. In the event that the Company or any Subsidiary incurs, assumes, guarantees, redeems, repays, retires, discharges or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving Credit Facility in the ordinary course of business for working capital purposes), in each case, subsequent to the commencement of the period for which the Secured Net Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Secured Net Leverage Ratio is made (the “Secured Net Leverage Ratio Calculation Date”), then the Secured Net Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, retirement, discharge or extinguishment of Indebtedness as if the same had occurred on the last day of the applicable Test Period.

For purposes of making the computation referred to above, any Specified Transaction that has been made by the Company or any of its Subsidiaries during any Test Period or subsequent to such Test Period and on or prior to or simultaneously with the Secured Net Leverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA) had occurred on the first day of the applicable Test Period. If since the beginning of such Test Period any Person that subsequently became a Subsidiary or was merged, amalgamated or consolidated with or into the Company or any of its Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this definition, then the Secured Net Leverage Ratio shall be calculated giving pro forma effect thereto for such Test

Period as if such Specified Transaction had occurred at the beginning of the applicable Test Period.

For purposes of this definition, whenever pro forma effect is to be given to any Specified Transaction, the pro forma calculations shall be made in good faith by a Financial Officer of the Company and may include, for the avoidance of doubt but without duplication of amounts included pursuant to the definition of Consolidated EBITDA, the amount of “run-rate” cost savings, operating expense reductions and synergies projected by the Company in good faith to be realized as a result of specified actions taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken no later than 18 months after the date of any such Specified Transaction (in each case as though such cost savings, operating expense reductions and synergies had been realized on the first day of the applicable period and as if such cost savings, operating expense reductions and synergies were realized for the entirety of such period); provided, that such cost savings, operating expense reductions and synergies are reasonably identifiable and factually supportable in the good faith judgment of the Company. For the purposes of this Indenture, “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken, or with respect to which substantial steps have been taken or are expected to be taken, net of the amount of actual benefits realized during such period from such actions.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Secured Net Leverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Financial Officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

For purposes of any covenant determined by reference to this Secured Net Leverage Ratio, the Company may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat all or any portion of the commitment under any Indebtedness (and any refinancing with respect thereto) as being incurred at such time and being secured by a Lien at such time, in which case any subsequent incurrence of Indebtedness under such commitment or refinancing or incurrence of Liens to secure such Indebtedness, as the case may be, shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Assets” means (a) the accounts receivable, royalty or other revenue streams and other rights to payment and other assets related thereto subject to a Qualified Securitization Facility and the proceeds thereof and (b) contract rights, lockbox accounts and records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in a securitization financing or factoring facility.

“Securitization Facility” means any of one or more receivables, securitization financing facilities or factoring facilities, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Company or any of its Subsidiaries (other than a Securitization Subsidiary) pursuant to which the Company or any of its Subsidiaries sells or grants a security interest in its accounts receivable or Securitization Assets or assets related thereto to either (a) a Person that is not a Subsidiary or (b) a Securitization Subsidiary that in turn sells its accounts receivable to a Person that is not a Subsidiary.

“Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in, one or more Qualified Securitization Facilities and other activities reasonably related thereto.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X under the Securities Act, as such Regulation is in effect on the Issue Date.

“Specified Transaction” means (a) any designation of operations or assets of the Company or a Subsidiary as discontinued operations (as defined under GAAP), (b) any investment that results in a Person becoming a Subsidiary, (c) any acquisition or (d) any asset sale that results in a Subsidiary ceasing to be a Subsidiary of the Company or any asset sale of a business unit, line of business or division of the Company or a Subsidiary, in each case whether by merger, amalgamation, consolidation or otherwise.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person:

(1)       any corporation, association or other business entity (other than a partnership) of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereto); and

(2)       any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereto).

“Test Period” in effect at any time means the Company’s most recently ended four fiscal quarters for which internal financial statements are available (as determined in good faith by the Company).

“Transaction Expenses” means any fees or expenses incurred or paid by the Company or any of its Subsidiaries in connection with the issuance of the Initial Notes and the use of proceeds thereof as described under “Use of Proceeds” in the Offering Memorandum.

“Treasury Rate” means the weekly average for each Business Day during the most recent week that has ended at least two Business Days prior to the applicable Redemption Date of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the Federal Reserve Statistical Release H.15 (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to October 1, 2024; provided, however, that if the period from such Redemption Date to October 1, 2024 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as interpreted and in effect on the Issue Date; provided, however, that in the event the Trust Indenture Act of 1939 is amended or there is a change in its interpretation after the Issue Date, the term “Trust Indenture Act” shall mean, to the extent required by such amendment or such change in interpretation, the Trust Indenture Act of 1939, as so amended or interpreted. It is acknowledged that this Indenture will not be qualified under the Trust Indenture Act.

“Trustee” means U.S. Bank National Association, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“UCC” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“U.S. Government Obligations” means direct non-callable obligations of, or guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required under applicable law) shall at the time be owned by such Person and/or by one or more Wholly Owned Subsidiaries of such Person.

1.02          Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.11
“Applicable Clause”	1.01
“Applicable Premium Deficit”	8.04
“Authentication Order”	2.02
“Change of Control Offer”	4.10
“Change of Control Payment”	4.10
“Change of Control Payment Date”	4.10
“Company”	Preamble
“Covenant Defeasance”	8.03
“Event of Default”	6.01
“Indebtedness”	4.08
“Legal Defeasance”	8.02
“Note Register”	2.03
“Notice”	12.12
“Paying Agent”	2.03
“Redemption Date”	3.01
“Registrar”	2.03
“Secured Net Leverage Ratio Calculation Date”	1.01
“Successor Person”	5.01
“Surviving Entity”	5.01
“Transfer Agent”	2.03

1.03          Rules of Construction. Unless the context otherwise requires:

(a)                a term has the meaning assigned to it;

(b)               except as otherwise set forth in this Indenture, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)                the word “or” is not exclusive;

(d)               the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation;”

(e)                words in the singular include the plural and words in the plural include the singular;

(f)                the word “will” shall be interpreted to express a command and shall be construed to have the same meaning as the word “shall;”

(g)               provisions apply to successive events and transactions;

(h)               references to sections of, or rules or regulations under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections, rules or regulations adopted by Congress or the SEC from time to time;

(i)                 unless the context otherwise requires, any reference to an “Article,” “Section,” “Exhibit” or other subdivision refers to an Article, Section, Exhibit or other subdivision, as the case may be, of this Indenture;

(j)                 the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Exhibit or other subdivision, respectively, and the term “this Indenture” means this Indenture as a whole, including the Exhibits;

(k)               words used herein implying any gender shall apply to any other gender;

(l)                 in the computation of periods of time from a specified date to a later specified date: the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including;”

(m)             the principal amount of any Preferred Stock at any date shall be (i) the maximum liquidation value of such Preferred Stock on such date or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock on such date, whichever is greater;

(n)               the principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP;

(o)               any reference in this Indenture to a merger, amalgamation, consolidation, sale, assignment, transfer, conveyance or disposition, or similar term, shall be deemed to apply to a division of or by a limited liability company, corporation or partnership, or an allocation of assets to a series of a limited liability company, corporation or partnership (or the unwinding of such a division or allocation), as if it were a merger, amalgamation, consolidation, sale, assignment, transfer, conveyance or disposition, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company, corporation or partnership shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person);

(p)               “$” and “U.S. Dollars” each refers to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts;

(q)               the words “asset” or “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights;

(r)                 unless otherwise specified, all references to an agreement or other document include references to such agreement or document as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth herein);

(s)                all references to any law shall include such law as from time to time in effect, including any amendment, modification, codification, replacement or reenactment thereof or any substitution therefor; and

(t)                 all references to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment, transfer or delegation set forth herein), and any reference to a Person in a particular capacity excludes such Person in other capacities.

1.04          Acts of Holders.

(a)                Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.

(b)               The fact and date of the execution by any Person of any instrument or writing described in Section 1.04(a) hereof may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such notary public or officer the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)                The ownership of Notes shall be proved by the Note Register.

(d)               Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof, or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(e)                The Company may set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent or waiver,

to take any other act or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 10 days prior to the first solicitation in respect of any such action or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(f)                Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this Section 1.04(f) shall have the same effect as if given or taken by separate Holders of each such different part.

(g)               Without limiting the generality of the foregoing, any Holder of a Global Note, including a Depositary, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and any Holder of a Global Note, including a Depositary, may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(h)               The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

Article II

THE NOTES

2.01          Form and Dating; Terms.

(a)                General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued initially in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

(b)               Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of

Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may, from time to time, be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)                Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Company pursuant to a Change of Control Offer as provided in Section 4.10 hereof and, from time to time, in open-market transactions or tender offers or otherwise pursuant to Section 3.07(f) hereof. The Notes shall not be redeemable, other than as provided in Article III hereof or in Section 4.10(h) hereof.

Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Company without notice to or consent of the Holders. Such Additional Notes shall be consolidated and shall form a single class with the Initial Notes and shall have the same terms as the Initial Notes, including as to status, waivers, redemptions, amendments, offers to repurchase or otherwise, except that the issue date, the initial Interest Payment Date and the initial date from which interest shall accrue may vary; provided, that if any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes will have separate CUSIP numbers and ISINs from the Initial Notes. Any Additional Notes shall be issued with the benefit of a supplemental indenture in form and substance reasonably satisfactory to the Trustee.

(d)               Euroclear and Clearstream Applicable Procedures. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in Regulation S Global Notes that are held by Participants through Euroclear or Clearstream, and this Indenture shall not govern such transfers.

2.02          Execution and Authentication. At least one Officer shall execute the Notes on behalf of the Company by manual, facsimile or electronic (in “.pdf” format) signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto, by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

On the Issue Date, the Trustee shall, upon receipt of a written request or order signed on behalf of the Company by the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company (an “Authentication Order”), authenticate and deliver the Initial Notes in the aggregate principal amount or amounts specified in such Authentication Order. In addition, at any time or from time to time, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver any Additional Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes issued or increased hereunder.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

2.03          Registrar, Transfer Agent and Paying Agent. The Company shall maintain (i) an office or agency where Notes may be presented for registration (including any co-registrar described below, the “Registrar”), (ii) an office or agency where Notes may be presented for transfer or for exchange (including any co-transfer agent described below, the “Transfer Agent”) and (iii) an office or agency where Notes may be presented for payment (including any additional paying agents described below, the “Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The registered Holder will be treated as the owner of the Note for all purposes. The Company may appoint one or more co-registrars, one or more co-transfer agents and one or more additional paying agents. The Company may change any Paying Agent, Transfer Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar, Transfer Agent or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent, Transfer Agent or Registrar.

The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Paying Agent, Transfer Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

If any Notes are listed on an exchange, for so long as the Notes are so listed and the rules of such exchange so require, the Company will satisfy any requirement of such exchange as to paying agents, registrars and transfer agents and will comply with any notice requirements required under such exchange in connection with any change of any paying agent, registrar or transfer agent.

2.04          Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or premium, if any, or interest on, the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee for its own benefit and for the benefit of the Holders. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee for its own benefit and for the benefit of the Holders. Upon payment over to the Trustee, the Paying Agent (if other than the Company, a Subsidiary of the Company or the Trustee) shall have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. In the event of any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

2.05          Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

2.06          Transfer and Exchange.

(a)       Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to the Depositary or another nominee of the Depositary or to a successor thereto or a nominee of such successor thereto. A beneficial interest in a Global Note may not be exchanged for a Definitive Note of the same series unless (A) the Depositary (x) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days, (B) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes and any Participant requests a Definitive Note in accordance with the Applicable Procedures (although Regulation S Global Notes at the Company’s election pursuant to this clause (B) may not be exchanged for Definitive Notes prior to (1) the expiration of the applicable Restricted Period and (2) the completion of all applicable requirements under Rule 903(b)(2) under the Securities Act) or (C) there shall have occurred and be continuing an Event of Default with respect to the Notes and a Holder has requested such exchange. Upon the occurrence of any of the events in clause (A), (B) or (C) above, Definitive Notes delivered in exchange for any Global Note of the same series or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note of the same series or any portion thereof pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the events in clause (A), (B) or (C) above and pursuant to Section 2.06(c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, that beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or 2.06(c) hereof. Each Holder that is a transferor of a Note shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including any cost basis reporting obligations under Section 6045 of the Internal Revenue Code of 1986, as amended, in which case the Trustee may rely on such information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

(b)               Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)                 Transfer of Beneficial Interests in a Global Note to the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, that, prior to the expiration of the Restricted Period, transfers of beneficial interests in any Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person other than pursuant to Rule 144A or another available exemption from the registration requirements of the Securities Act. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)               All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in Global Notes that are not subject to Section 2.06(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note of the same series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in clause (B)(1) above; provided, that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Note prior to (x) the expiration of the Restricted Period therefor and (y) the completion of all applicable requirements under Rule 903(b)(2) under the Securities Act. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(iii)             Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:

(A)             if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, a certificate from the transferor in the form of Exhibit B attached hereto, including the certifications in item (1) thereof;

(B)              if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, a certificate from the transferor in the form of Exhibit B attached hereto, including the certifications in item (2) thereof; or

(C)              if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, a certificate from the transferor in the form of Exhibit B attached hereto, including the certifications in item (3) thereof, and a signed letter from the transferee substantially in the form of Exhibit E attached hereto.

(iv)             Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:

(A)             if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note of the same series, a certificate from such holder substantially in the form of Exhibit C attached hereto, including the certifications in item (1)(a) thereof; or

(B)              if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series, a certificate from such holder substantially in the form of Exhibit B attached hereto, including the certifications in item (5) thereof;

and, in each case set forth in this subparagraph (iv), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities

Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (iv) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate, one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (iv) above.

(c)                Transfer or Exchange of Beneficial Interests in the Global Notes for Definitive Notes.

(i)                 Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in clause (A), (B) or (C) of Section 2.06(a) hereof, satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof and receipt by the Registrar of the following documentation:

(A)             if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C attached hereto, including the certifications in item (2)(a) thereof;

(B)              if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B attached hereto, including the certifications in item (1) thereof;

(C)              if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B attached hereto, including the certifications in item (2) thereof;

(D)             if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, a certificate from the transferor in the form of Exhibit B attached hereto, including the certifications in item (3) thereof, and a signed letter from the transferee substantially in the form of Exhibit E attached hereto;

(E)              if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B attached hereto, including the certifications in item (4)(a) thereof;

(F)               if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B attached hereto, including the certifications in item (4)(b) thereof; or

(G)             if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B attached hereto, including the certifications in item (4)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and mail or otherwise deliver to the Person designated in the instructions referred to below a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail or otherwise deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) (except transfers pursuant to clause (G) above) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)               Beneficial Interests in Regulation S Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and 2.06(c)(i)(C) hereof, a beneficial interest in the Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the completion of all applicable requirements under Rule 903(b)(2) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii)             Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in clause (A), (B) or (C) of Section 2.06(a) hereof, satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof and receipt by the Registrar of the following:

(A)             if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C attached hereto, including the certifications in item (1)(b) thereof; or

(B)              if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B attached hereto, including the certifications in item (5) thereof;

and, in each such case set forth in this subparagraph (iv), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the

Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv)             Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in clause (A), (B) or (C) of Section 2.06(a) hereof and satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and mail or otherwise deliver to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail or otherwise deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

(d)               Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

(i)                 Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)             if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C attached hereto, including the certifications in item (2)(b) thereof;

(B)              if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B attached hereto, including the certifications in item (1) thereof;

(C)              if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B attached hereto, including the certifications in item (2) thereof; or

(D)             if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, a certificate from the transferor in the form of Exhibit B attached hereto, including the certifications in item (3) thereof, and a signed letter from the transferee substantially in the form of Exhibit E attached hereto, the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, in the case of clause (C) above, the applicable Regulation S Global Note, and, in the case of clause (D) above, the applicable IAI Global Note. Such cancellation and increase shall be contingent upon, in the case of each of clauses (A), (B), (C) and (D) above, delivery by the transferor to the Registrar of the following additional documentation, as applicable:

(x)       if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B attached hereto, including the certifications in item (4)(a) thereof;

(y)       if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B attached hereto, including the certifications in item (4)(b) thereof; or

(z)       if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B attached hereto, including the certifications in item (4)(c) thereof.

(ii)               Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(1)               if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C attached hereto, including the certifications in item (1)(c) thereof; or

(2)               if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B attached hereto, including the certifications in item (5) thereof;

and, in each such case set forth in clauses (1) and (2) above, if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

If any exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to this Section 2.06(d)(ii) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(iii)             Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to this Section 2.06(d)(iii) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)                Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer or exchange in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i)                 Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)             if the transfer will be made to a QIB in accordance with Rule 144A, a certificate from the transferor substantially in the form of Exhibit B attached hereto, including the certifications in item (1) thereof;

(B)              if the transfer will be made pursuant to Rule 903 or Rule 904, a certificate from the transferor in the form of Exhibit B attached hereto, including the certifications in item (2) thereof;

(C)              if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, a certificate from the transferor in the form of Exhibit B attached hereto, including the certifications in item (3) thereof, and a signed letter from the transferee substantially in the form of Exhibit E attached hereto; or

(D)             if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, a certificate from the transferor in the form of Exhibit B attached hereto, including the certifications required by item (4) thereof, if applicable.

(ii)               Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A)             if the holder of such Restricted Definitive Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C attached hereto, including the certifications in item (1)(d) thereof; or

(B)              if the holder of such Restricted Definitive Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B attached hereto, including the certifications in item (5) thereof;

and, in each such case set forth in this Section 2.06(e)(ii), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)             Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)                Legends. The following legends shall appear on all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i)                 Private Placement Legend.

(A)             Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION

IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY {IN THE CASE OF 144A GLOBAL NOTES: PRIOR TO THE DATE THAT IS SIX MONTHS AFTER THE LATEST OF THE DATE OF THE ORIGINAL ISSUANCE HEREOF, THE DATE OF THE ORIGINAL ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) (THE “RESALE RESTRICTION TERMINATION DATE”)}{IN THE CASE OF REGULATION S GLOBAL NOTES: PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATEST OF THE DATE OF THE ORIGINAL ISSUANCE HEREOF, THE DATE OF THE ORIGINAL ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S (THE “RESALE RESTRICTION TERMINATION DATE”)} ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” AS DEFINED IN SUBPARAGRAPH (a) OF RULE 501 UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $250,000 OF THE SECURITIES, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. {IN THE CASE OF 144A GLOBAL NOTES OR REGULATION S GLOBAL NOTES: THIS LEGEND WILL BE REMOVED

UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.}{IN THE CASE OF REGULATION S GLOBAL NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.}

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES “PLAN ASSETS” AS DEFINED IN SECTION 3(42) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR IS DEEMED UNDER LAWS SIMILAR TO ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (“SIMILAR LAWS”), TO CONSTITUTE “PLAN ASSETS” OF ANY EMPLOYEE BENEFIT PLAN NOT SUBJECT TO ERISA OR (B) THE ACQUISITION AND HOLDING OF THIS SECURITY BY SUCH HOLDER WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY APPLICABLE SIMILAR LAWS.

(B)              Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)               Global Note Legend. Each Global Note shall bear a legend in substantially the following form (with appropriate changes in the last sentence if DTC is not the Depositary):

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(g) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A

NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(g)               Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)               General Provisions Relating to Transfers and Exchanges.

(i)                 To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(ii)               No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company shall require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 4.10 and 9.04 hereof).

(iii)             The Company shall not be required to (A) issue, register the transfer of or exchange any Notes during a period beginning at the opening of business 15 days before the electronic delivery or mailing of a notice of redemption of the Notes to be redeemed under Section 3.03 hereof and ending at the close of business on the day of such electronic delivery or mailing, (B) register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, (C) register the transfer of or exchange a Note between a Record Date and the next succeeding Interest Payment Date or (D) register the transfer of or exchange any Notes tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer.

(iv)             Neither the Registrar nor the Company shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(v)               All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and shall be entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(vi)             Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company shall deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, and premium, if any, and interest on, such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii)           Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 4.02 hereof, the Company shall execute, and the Trustee shall authenticate and mail or otherwise deliver, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(viii)         At the option of the Holder, subject to Section 2.06(a) hereof, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and mail or otherwise deliver, the replacement Global Notes and Definitive Notes to which the Holder making the exchange is entitled in accordance with the provisions of Section 2.02 hereof.

(ix)             All certifications, certificates and Opinions of Counsel required to be submitted to the Company pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or other electronic means.

(x)               The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(xi)             Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

2.07          Replacement Notes. If either (x) any mutilated Note is surrendered to the Trustee, the Registrar or the Company or (y) the Company and the Trustee receive evidence to their satisfaction of the ownership and destruction, loss or theft of any Note, then the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note.

Every replacement Note is a contractual obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

2.08          Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or a Guarantor or an Affiliate of the Company or a Guarantor holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser (as defined in Section 8-303 of the UCC). A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07 hereof.

If the principal amount of any Notes (or portions thereof) is considered paid under Section 4.01 hereof, such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

If the Paying Agent (other than the Company or a Guarantor or an Affiliate of the Company or a Guarantor) holds, on a Redemption Date or maturity date, money sufficient to pay Notes (or portions thereof) payable on that date, then on and after that date such Notes (or portions thereof) shall be deemed to be no longer outstanding and shall cease to accrue interest; provided, that in the case of any such Redemption Date, any conditions precedent specified in the applicable notice of redemption shall have been satisfied.

2.09          Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or a Guarantor or by any Affiliate of the Company or a Guarantor shall be considered as though not outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the

Trustee actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee such pledgee’s right to deliver any such direction, waiver or consent with respect to such pledged Notes and that the pledgee is not the Company or a Guarantor or any Affiliate of the Company or a Guarantor. Notwithstanding the foregoing, if any such Person or Persons owns 100% of the Notes, such Notes shall not be so disregarded as aforesaid.

2.10          Temporary Notes. Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate certificated Notes in exchange for temporary Notes.

Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders or beneficial holders, respectively, of Notes under this Indenture.

2.11          Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, payment or cancellation. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes shall be delivered to the Company at the Company’s written request. The Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

2.12          Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed any such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Company of any such special record date. At least 15 days before any such special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall deliver electronically, mail or cause to be mailed, first-class postage prepaid, or otherwise deliver in accordance with the Applicable Procedures, to each

Holder, with a copy to the Trustee, a notice at such Holder’s address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid. In the event that the Trustee is requested to deliver such notice to the Holders, such notice shall be drafted by the Company and shall be provided to the Trustee no less than five Business Days before it is to be delivered to the Holders.

Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of, or in exchange for or in lieu of, any other Note shall carry the rights to accrued and unpaid interest, and the right to accrue interest, that were carried by such other Note.

2.13          CUSIP Numbers and ISINs. The Company in issuing the Notes may use CUSIP numbers and ISINs (in each case, if then generally in use) and, if so, the Trustee shall use CUSIP numbers and ISINs in notices (including notices of redemption) as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice, that reliance may be placed only on the other identification numbers printed on the Notes, and that any such notice shall not be affected by any defect in or omission of such numbers. The Company will as promptly as practicable notify the Trustee in writing of any change in the CUSIP numbers and ISINs.

Article III

REDEMPTION

3.01          Notices to Trustee. If the Company elects to redeem the Notes pursuant to Section 3.07 hereof, it shall furnish to the Trustee, at least five Business Days (unless the Trustee agrees to a shorter period) before notice of redemption is required to be delivered to Holders pursuant to Section 3.03 hereof, an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the date of redemption (the “Redemption Date”), (iii) the principal amount of the Notes to be redeemed and (iv) the redemption price.

3.02          Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed (a) if the Notes are listed on a national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, or (b) if the Notes are not so listed, on a pro rata basis to the extent practicable, or, if the pro rata basis is not practicable for any reason, by lot or by such other method as the Trustee shall deem fair and appropriate and otherwise in accordance with the Applicable Procedures. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. No Notes of $2,000 or less can be redeemed in part, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

3.03          Notice of Redemption. The Company shall deliver electronically, mail or cause to be mailed by first-class mail, postage prepaid (or otherwise deliver in accordance with Applicable Procedures) notices of redemption at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address or otherwise in accordance with Applicable Procedures, except that redemption notices may be electronically delivered or mailed more than 60 days prior to a Redemption Date if (x) the notice is issued in connection with Article VIII or XI hereof or (y) such notice relates to a redemption that is conditioned upon satisfaction (or waiver by the Company in its sole discretion) of one or more conditions precedent and any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion).

The notice shall identify the Notes to be redeemed and shall state:

(a)                the Redemption Date;

(b)               the redemption price;

(c)                if any Definitive Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder upon cancellation of the original Note;

(d)               the name and address of the Paying Agent;

(e)                that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price, plus accrued and unpaid interest, if any;

(f)                that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(g)               the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(h)               the CUSIP number and ISIN, if any, printed on the Notes being redeemed and that no representation is made as to the correctness or accuracy of any such CUSIP number or ISIN that is listed in such notice or printed on the Notes; and

(i)                 any condition to such redemption.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, that the Company shall have delivered to the Trustee, at least five Business Days before notice of redemption is required to be electronically delivered, mailed or caused to be mailed to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph and, if applicable, the second succeeding paragraph.

If any Notes are listed on a national securities exchange, and the rules of such exchange so require, the Company will notify such exchange of any such notice of redemption and the principal amount of any Notes outstanding following any partial redemption of such Notes. The Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

Notice of any redemption of Notes described herein may, at the Company’s discretion, be subject to one or more conditions precedent. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition and, if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the Redemption Date as stated in such notice, or by the Redemption Date as so delayed. The Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations under this Article III with respect to such redemption may be performed by another Person.

3.04          Effect of Notice of Redemption. Once notice of redemption is delivered in accordance with Section 3.03 hereof, subject to satisfaction of any conditions precedent relating thereto specified in the applicable notice of redemption, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price. The notice, if delivered, mailed or caused to be mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to deliver such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05 hereof, on and after the Redemption Date, interest shall cease to accrue on Notes or portions of Notes called for redemption.

3.05          Deposit of Redemption Price.

(a)                Prior to 11:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit (or cause to be deposited) with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes to be redeemed on that Redemption Date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed.

(b)               If the Company complies with the provisions of Section 3.05(a) hereof, on and after the Redemption Date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption; provided, that any conditions precedent specified in the applicable notice of redemption shall have been satisfied. If a Note is redeemed on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the Redemption Date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Company. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with Section 3.05(a) hereof, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest accrued to the Redemption Date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

3.06          Notes Redeemed in Part. Upon surrender of a Definitive Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered representing the same indebtedness to the extent not redeemed; provided, that each new Note will be in a minimum principal amount of $2,000 and any integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

3.07          Optional Redemption.

(a)                At any time prior to October 1, 2024, the Company may redeem all or a part of the Notes from time to time upon notice as set forth in Section 3.03 hereof, at a redemption price equal to 100.0% of the principal amount of the Notes redeemed, plus the Applicable Premium, plus accrued and unpaid interest, if any, to (but excluding) the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(b)               At any time prior to October 1, 2024, the Company may on any one or more occasions redeem up to 40.0% of the aggregate principal amount of Notes issued hereunder with the net cash proceeds of one or more Equity Offerings upon notice as set forth in Section 3.03 hereof at a redemption price of 104.000% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but excluding) the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that: (1) at least 60.0% of the aggregate principal amount of Notes issued under this Indenture remains outstanding after each such redemption; and (2) the redemption occurs within 90 days after the closing of such Equity Offering.

(c)                Except pursuant to Section 3.07(a), 3.07(b) or 4.10(h) hereof, the Notes will not be redeemable at the Company’s option prior to October 1, 2024.

(d)               On or after October 1, 2024, the Company may, at its option, redeem all or a part of the Notes from time to time upon notice as set forth in Section 3.03 hereof, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to (but excluding) the applicable Redemption Date (subject to the right of

Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period beginning on October 1 of the years indicated below:

Year	Redemption Price
2024	102.000%
2025	101.000%
2026 and thereafter	100.000%

(e)                Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01, 3.02, 3.03, 3.04, 3.05 and 3.06 hereof.

(f)                In addition to any redemption pursuant to this Section 3.07, the Company or its Affiliates may at any time and from time to time purchase Notes in open-market transactions or tender offers or otherwise.

3.08          Mandatory Redemption. The Company will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Article IV

COVENANTS

4.01          Payment of Notes. The Company shall pay or cause to be paid the principal of, and premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Guarantor or an Affiliate of the Company or a Guarantor, holds as of 11:00 a.m. New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

4.02          Maintenance of Office or Agency. The Company shall maintain the offices or agencies (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or Transfer Agent) required under Section 2.03 hereof where Notes may be surrendered for registration of transfer or for exchange or presented for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such surrenders, presentations, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any or all such purposes and may from time to time rescind such designations; provided, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain such offices or agencies as required by Section 2.03 hereof for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

4.03          Reports.

(a)                Whether or not required by the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes, no later than 15 days after the time periods specified in the SEC’s rules and regulations (plus any applicable extensions for such time periods) for a company subject to reporting under Section 13(a) or 15(d) of the Exchange Act (and, during any period in which the Company is not required to file reports with the SEC, within 15 days after the time periods specified in the SEC’s rules and regulations applicable to filings made by a “large accelerated filer”):

(1)               all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2)               all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports; provided, however, that the foregoing shall not obligate the Company to make available (i) any information otherwise required to be included on a Form 8-K regarding the occurrence of any such events if the Company determines in its good faith judgment that such event that would otherwise be required to be disclosed is not material to the Holders of the Notes or the business, assets, operations or financial condition of the Company and its Subsidiaries, taken as a whole, (ii) an exhibit, or a summary of the terms of, any employment or compensatory arrangement, agreement, plan or understanding between the Company (or any of its Subsidiaries) and any director or executive officer of the Company (or any of its Subsidiaries), (iii) copies of any agreements, financial statements or other items that would be required to be filed as exhibits to a current report on Form 8-K or (iv) any trade secrets, privileged or confidential information obtained from another Person and competitively sensitive information;

provided that such reports referenced in clauses (1) and (2) above shall not be required (i) to contain the separate financial information for any non-consolidated entity that would be required by Rule 3-09, Rule 3-10, Rule 13-01 or Rule 13-02 of Regulation S-X under the Securities Act, (ii) to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K or Regulation G (with respect to any non-GAAP financial measures contained therein)

promulgated by the SEC, or (iii) to include information required by Item 601 of Regulation S-K promulgated by the SEC.

(b)               Whether or not required by the SEC, the Company will file a copy of all of the information and reports referred to in Sections 4.03(a)(1) and 4.03(a)(2) hereof with the SEC for public availability no later than 15 days after the time periods specified in the SEC’s rules and regulations for a company that is a “large accelerated filer” that is subject to reporting under Section 13(a) or 15(d) of the Exchange Act (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. Notwithstanding the foregoing, to the extent the Company files the information and reports referred to in Sections 4.03(a)(1) and 4.03(a)(2) hereof with the SEC and such information is publicly available on the Internet, the Company shall be deemed to be in compliance with its obligations to furnish such information to the Holders of the Notes and to make such information available to securities analysts and prospective investors; provided, however, that the Trustee shall have no responsibility whatsoever to determine if such filing has occurred.

(c)                The Company will make all such information available to the Trustee and the Holders of the Notes, in each case, by posting such information on its website or Intralinks or any comparable password-protected online data system that will require a confidentiality acknowledgement. Notwithstanding the foregoing, to the extent the Company files the information and reports referred to in Sections 4.03(a)(1) and 4.03(a)(2) hereof with the SEC and such information is publicly available on the Internet, the Company shall be deemed to be in compliance with its obligations to make such information available to the Trustee and the Holders of the Notes; provided, however, that the Trustee shall have no responsibility whatsoever to determine if such filing has occurred. Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such reports, information and documents shall not constitute constructive or actual notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants relating to the Notes (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provisions of this Indenture or to ascertain the correctness or otherwise of the information or statements contained therein. The Trustee is entitled to assume such compliance and correctness unless a Responsible Officer of the Trustee is informed in writing otherwise. The Trustee shall have no responsibility for the filing, timeliness or content of any such reports, information or documents, and the Trustee shall have no duty to participate in or monitor any conference calls.

(d)               To the extent not otherwise satisfied by the provisions of this Section 4.03, the Company shall furnish to Holders, securities analysts and prospective investors, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

4.04          Compliance Certificate.

(a)                The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year ending after the Issue Date, an Officer’s Certificate from the principal executive officer, principal financial officer, principal accounting officer or treasurer of the Company stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that, to the best of such Officer’s knowledge, the Company has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture during such fiscal year and is not in Default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which such Officer may have knowledge and the status thereof).

(b)               When any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Company or any Subsidiary of the Company gives any notice or takes any other action with respect to a claimed Default, the Company shall promptly (which shall be no more than 10 Business Days after becoming aware of such Default) deliver to the Trustee by registered or certified mail or by facsimile or other electronic transmission an Officer’s Certificate specifying such event and the nature and status thereof.

4.05          Taxes. The Company shall pay or discharge, and shall cause each of its Subsidiaries to pay or discharge, prior to delinquency, all material taxes, lawful assessments and governmental levies, except such as are contested in good faith and by appropriate actions or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

4.06          Stay, Extension and Usury Laws. The Company and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant (to the extent that they may lawfully do so) that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

4.07          Sale and Leaseback Transactions. The Company will not, and will not permit any Subsidiary of the Company to, enter into any Sale and Leaseback Transaction with respect to any Property unless:

(a)                the Sale and Leaseback Transaction is solely with the Company or another Subsidiary of the Company;

(b)               the lease is for a period not in excess of 36 months (or may be terminated by the Company or such Subsidiary), including renewals;

(c)                the Company or such Subsidiary would (at the time of entering into such arrangement) be entitled as described in the definition of “Permitted Liens” (other than as described in clause (34) of that definition), without equally and ratably securing the Notes then outstanding under this Indenture, to create, incur, issue, assume or guarantee Indebtedness secured by a Lien on such Property in the amount of the Attributable Indebtedness arising from such Sale and Leaseback Transaction;

(d)               the Company or such Subsidiary, within 360 days after the sale of such Property in connection with such Sale and Leaseback Transaction is completed, applies an amount equal to the net proceeds of the sale of such Property to (i) the retirement of Notes, other Funded Indebtedness of the Company ranking on a parity with the Notes (or the Guarantees of the Notes) or Funded Indebtedness of a Subsidiary of the Company, (ii) the purchase of assets or (iii) a combination thereof; or

(e)                (1) the Attributable Indebtedness of the Company and Subsidiaries of the Company in respect of such Sale and Leaseback Transaction and all other Attributable Indebtedness of the Company and Subsidiaries of the Company in respect of Sale and Leaseback Transactions entered into after the Issue Date then outstanding (other than any such Sale and Leaseback Transaction as would be permitted as described in Sections 4.07(a), 4.07(b), 4.07(c) and 4.07(d) hereof), plus

(2)       the aggregate principal amount of Indebtedness secured by Liens on Properties then outstanding (not including any such Indebtedness secured by Liens described in the definition of “Permitted Liens,” other than Indebtedness secured by Liens pursuant to clause (34) of that definition) that are not equally and ratably secured with the outstanding Notes (or secured on a basis junior to the outstanding Notes), would not exceed the greater of (x) $600 million and (y) the amount that would cause the Secured Net Leverage Ratio to exceed 0.50 to 1.00.

4.08          Liens. The Company will not, and will not permit any Subsidiary of the Company to, create, incur, issue, assume or guarantee any indebtedness for money borrowed evidenced by loans, bonds, notes, debentures, letters of credit, bankers’ acceptances, hedging obligations or instruments similar to the foregoing, in each case to the extent such indebtedness would appear as a liability on the balance sheet of such Person prepared in accordance with GAAP (“Indebtedness”), secured by a Lien (other than Permitted Liens) upon (a) any Property of the Company or such Subsidiary or (b) any shares of Capital Stock or Indebtedness issued by any Subsidiary of the Company and owned by the Company or any Subsidiary of the Company, whether owned on the Issue Date or thereafter acquired, without concurrently providing that the Notes then outstanding under this Indenture are secured equally and ratably with or, at the option of the Company, prior to such Indebtedness so long as such Indebtedness shall be so secured.

The expansion of Liens by virtue of accretion or amortization of original issue discount (excluding accretion or amortization that is expressly provided for in the agreement providing for the applicable Indebtedness that is a zero coupon or similar discount yield instrument), the payment of interest or dividends in the form of additional Indebtedness and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of this Section 4.08.

Any Indebtedness under any Credit Facility (including the Credit Agreement) may only be secured under clause (15) or (34) of the definition of Permitted Liens, and may not be secured under clause (24) of the definition of Permitted Liens.

4.09          Company Existence. Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its company existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with their respective organizational documents (as the same may be amended from time to time); provided, that the Company shall not be required to preserve the corporate, partnership or other existence of its Subsidiaries, if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

4.10          Offer to Repurchase Upon Change of Control Triggering Event.

(a)                If a Change of Control Triggering Event occurs, unless the Company has previously or concurrently electronically delivered or mailed a redemption notice with respect to all the outstanding Notes as described in Section 3.07 hereof, the Company shall make an offer to repurchase all or any part (equal to $2,000 and integral multiples of $1,000 in excess thereof) of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101.0% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to (but excluding) the date of repurchase, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date prior to such repurchase. Within 30 days following any Change of Control Triggering Event, the Company shall deliver notice of such Change of Control Offer electronically or by first-class mail (or otherwise in accordance with Applicable Procedures), with a copy to the Trustee, to each Holder to the address of such Holder appearing in the Note Register with the following information:

(1)               that a Change of Control Offer is being made pursuant to this Section 4.10 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Company;

(2)               describing the transaction or transactions that constitute the Change of Control;

(3)               the repurchase price and the repurchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed or otherwise delivered (the “Change of Control Payment Date”);

(4)               that any Note not properly tendered will remain outstanding and continue to accrue interest;

(5)               that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(6)               that Holders electing to have any Notes repurchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Repurchase” on such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(7)               that Holders will be entitled to withdraw their tendered Notes and their election to require the Company to repurchase such Notes; provided, that the Paying Agent receives, not later than the close of business on the second Business Day prior to the expiration date of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for repurchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes repurchased;

(8)               that Holders whose Notes are being repurchased only in part will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered (and the unpurchased portion of the Notes must be equal to at least $2,000 or any integral multiple of $1,000 in excess thereof);

(9)               if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(10)           the other instructions, as determined by the Company, consistent with this Section 4.10, that a Holder must follow in order to have its Notes repurchased.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of the Notes by the Company pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

(b)               On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1)               accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)               deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof properly tendered; and

(3)               deliver, or cause to be delivered, to the Trustee an Officer’s Certificate stating that such Notes or portions thereof have been tendered to and repurchased by the Company and, at the Company’s option, the Notes so accepted for cancellation.

(c)                The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(d)               The Company shall not be required to make a Change of Control Offer following a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given or will be given pursuant to this Indenture as described in Section 3.07 hereof prior to the date the Company is required to send notice of the Change of Control Offer to Holders of Notes, unless and until there is a default in the payment of the applicable redemption price or the redemption is not consummated due to the failure of a condition precedent contained in the applicable redemption notice to be satisfied; provided that in the case of this clause (2), such redemption shall not be subject to any conditions precedent (other than the occurrence of such Change of Control).

(e)                Notwithstanding anything to the contrary set forth herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(f)                Other than as specifically provided in this Section 4.10, any repurchase pursuant to this Section 4.10 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06 hereof, and references therein to “redeem,” “redemption,” “Redemption Date” and similar words shall be deemed to refer to “purchase,” “repurchase,” “Change of Control Payment Date” and similar words, as applicable.

(g)               The Company’s obligation to make an offer to repurchase the Notes pursuant to this Section 4.10 may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.

(h)               If Holders of at least 90% in aggregate principal amount of the then outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any other Person making a Change of Control Offer in lieu of the Company as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such other Person will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 60 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest to, but excluding, the date of redemption.

4.11          Transactions with Affiliates.

(a)                The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates involving aggregate payments, or transfers of property or services with a Fair Market Value, in excess of $25 million (each, an “Affiliate Transaction”), unless:

(1)               the terms of such Affiliate Transaction are no less favorable to the Company or such Subsidiary, as the case may be, than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company as determined in good faith by the Board of Directors of the Company or a member of the senior management of the Company; and

(2)               in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services with a Fair Market Value, in excess of $50 million, the terms of such Affiliate Transaction are approved by a majority of the members of the Board of Directors of the Company (including a majority of the disinterested members thereof), the approval to be evidenced by a board resolution stating that the Board of Directors of the Company has determined that such transaction complies with the provisions of this clause (a).

(b)               Section 4.11(a) hereof shall not apply to:

(1)               Affiliate Transactions with or among the Company and any Subsidiary or between or among Subsidiaries;

(2)               the entering into, maintaining or performing of any: collective bargaining agreement; benefit plan; stock option, share ownership, phantom stock or similar plan; or program, contract or other similar arrangement for or with any employee, officer, director or consultant of the Company or its Subsidiaries entered into in the ordinary course of business in good faith by the Company, including vacation, health, insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements;

(3)               the payment of customary fees and indemnities (including under customary insurance) to current and former directors, officers and consultants of the Company and its Subsidiaries;

(4)               Affiliate Transactions undertaken pursuant to any contractual obligations or rights in existence on the Issue Date (as in effect on the Issue Date with modifications and extensions thereof not materially adverse to the Company and its Subsidiaries);

(5)               transactions with franchisees, customers, clients, suppliers, or purchasers or sellers of goods or services in the ordinary course of business and otherwise in compliance with the terms of the Indenture that are, as determined in good faith by the Board of Directors or senior management of the Company, on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(6)               loans and advances to officers, directors and employees of the Company or any Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business in accordance with past practices of the Company or any Subsidiary, as applicable; and

(7)               transactions in which the Company or any of its Subsidiaries, as the case may be, delivers to the Trustee a letter from an independent financial advisor stating that such transaction is fair to the Company or such Subsidiary from a financial point of view or stating that the terms are not materially less favorable, when taken as a whole, to the Company or its relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person on an arm’s-length basis.

4.12          Additional Guarantees.

If, after the Issue Date, (a) any Wholly Owned Subsidiary of the Company (including any newly formed, newly acquired or newly redesignated Subsidiary, but excluding any Guarantor) guarantees (or becomes a co-borrower or co-issuer in respect of) any Credit Facility (or commitments therefor) or Capital Markets Debt of the Company or any Guarantor, (b) any Subsidiary of the Company that is not a Wholly Owned Subsidiary of the Company guarantees (or becomes a co-borrower or co-issuer in respect of) any Credit Facility (or commitments therefor) or Capital Markets Debt of the Company or any Guarantor in a principal or committed amount greater than $100 million or (c) the Company otherwise elects to have any Subsidiary become a Guarantor, then, in the case of clause (a) or (b) above within 30 days of the event under such clause occurring and in the case of clause (c) above at the Company’s election, the Company shall cause such Subsidiary to execute and deliver to the Trustee a supplemental indenture in the form of Exhibit D attached hereto or in any other form and substance reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and this Indenture.

Article V

SUCCESSORS

5.01          Merger, Consolidation or Sale of Assets.

(a)                The Company will not, in a single transaction or series of related transactions, merge, amalgamate or consolidate with or into any Person or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and its Subsidiaries), whether as an entirety or substantially as an entirety, to any Person unless:

(i)                 either:

(1)               the Company shall be the surviving or continuing corporation; or

(2)               the Person (if other than the Company) formed by such consolidation or amalgamation or into which the Company is merged or the Person that acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and its Subsidiaries as an entirety or substantially as an entirety (the “Surviving Entity”):

(x)               shall be a Person organized and validly existing under the laws of the United States, any State thereof or the District of Columbia; provided, that in the case where the Surviving Entity is not a corporation, a co-obligor of the Notes is a corporation; and

(y)               shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee) executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on, all of the Notes and the performance of every covenant of the Notes and this Indenture on the part of the Company to be performed or observed;

(ii)               immediately after giving effect to such transaction or series of transactions and the assumption contemplated by Section 5.01(a)(i)(2)(y) hereof (including giving effect to any Lien granted in connection with or in respect of such transaction), no Default shall have occurred and be continuing; and

(iii)             the Company or such Surviving Entity, as the case may be, shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such merger, amalgamation, consolidation, sale, assignment, transfer, lease, conveyance or other disposition, and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

Notwithstanding the foregoing, the merger of the Company with an Affiliate incorporated solely for the purpose of reincorporating the Company in another State of the United States or the District of Columbia shall be permitted, and any Subsidiary may consolidate, amalgamate or merge with or into or wind up into or sell, assign, lease, convey, transfer or otherwise dispose of all or part of its properties and assets to the Company. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

(b)               Each Guarantor will not, and the Company will not permit any Guarantor to, in a single transaction or series of related transactions, consolidate, amalgamate or merge with or into any Person other than the Company or any other Guarantor unless:

(i)                 if the Guarantor was a Person organized under the laws of the United States, any State thereof or the District of Columbia, the entity formed by or surviving any such consolidation, amalgamation or merger (if other than the Guarantor) is a Person organized and existing under the laws of the United States, any State thereof or the District of Columbia; and

(ii)               such entity assumes by supplemental indenture all of the obligations of the Guarantor on its Guarantee;

such Guarantor or such entity, as the case may be and in each case, being herein called the “Successor Person.”

Notwithstanding the foregoing, the requirements of this Section 5.01(b) will not apply to any transaction pursuant to which such Guarantor is permitted to be released from its Guarantee in accordance with the provisions of Section 10.06 hereof.

Notwithstanding the foregoing, any Guarantor may (1) merge, amalgamate or consolidate with or into, wind up into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to another Guarantor or the Company, (2) merge with an Affiliate of the Company solely for the purpose of reincorporating the Guarantor in the United States, any State thereof or the District of Columbia, (3) convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor or (4) liquidate or dissolve or change its legal form if the Company determines in good faith that such action is in the best interests of the Company and is not materially disadvantageous to the Holders of the Notes.

5.02          Successor Person Substituted. Upon any consolidation, amalgamation or merger of the Company or a Guarantor in accordance with Section 5.01 hereof, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or amalgamation or into which the Company or such Guarantor, as applicable, is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, amalgamation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture, the Notes and the Guarantees referring to the Company or such Guarantor, as applicable, shall refer instead to the Successor Person and not to the Company or such Guarantor, as applicable), and may exercise every right and power of, the Company or such Guarantor, as applicable, under this Indenture, the Notes and the Guarantees with the same effect as if such successor Person had been named as the Company or a Guarantor, as applicable, herein, and, in the case of a predecessor Company or a Guarantor, shall be automatically released from its obligations hereunder and thereunder; provided, that the predecessor Company or Guarantor shall not be released from the obligations under this Indenture, the Notes and the Guarantees in the case of a lease.

Article VI

DEFAULTS AND REMEDIES

6.01          Events of Default. An “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or shall be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)               default for 30 consecutive days in the payment when due of interest on the Notes;

(2)               default in payment when due of the principal of or premium, if any, on the Notes (including default in payment when due in connection with the purchase of Notes tendered pursuant to a Change of Control Offer on the date specified for such payment in the applicable Change of Control Offer);

(3)               failure by the Company to comply with its obligations under Section 5.01 hereof;

(4)               a default by the Company in the observance or performance of its obligations under Section 4.03 hereof, which default continues for a period of 120 days after receipt by the Company of written notice from the Trustee thereof;

(5)               a default in the observance or performance of any other covenant or agreement contained in this Indenture, which default continues for a period of 60 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders (with a copy to the Trustee) of at least 25.0% of the outstanding principal amount of the Notes;

(6)               the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereto) the principal amount of any Indebtedness of the Company or any Significant Subsidiary of the Company, or any other default resulting in the acceleration of the final stated maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or that has been accelerated, aggregates $100 million or more at any time; provided, that if any such default is cured or waived or any acceleration rescinded or such Indebtedness is repaid within a period of 20 days from the continuation of such default beyond any applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under this Indenture and any consequential acceleration of the Notes shall automatically be rescinded so long as such rescission does not conflict with any judgment or decree;

(7)               one or more judgments in an aggregate amount in excess of $100 million (to the extent not covered by independent third party insurance as to which the insurer has not disclaimed coverage) shall have been rendered against the Company or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 90 days after such judgment or judgments become final and non-appealable;

(8)               except as permitted by this Indenture, any Guarantee of any Significant Subsidiary shall be held by a court of competent jurisdiction in any non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm in writing its obligations under its Guarantee;

(9)               the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law:

(i)                 commences proceedings to be adjudicated bankrupt or insolvent;

(ii)               consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief, under applicable Bankruptcy Law;

(iii)             consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(iv)             makes a general assignment for the benefit of its creditors; or

(v)               generally is not paying its debts as they become due; or

(10)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                 is for relief against the Company or any of its Significant Subsidiaries, in a proceeding in which the Company or any such Significant Subsidiary is to be adjudicated bankrupt or insolvent;

(ii)               appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its Significant Subsidiaries, or for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or

(iii)             orders the liquidation of the Company or any of its Significant Subsidiaries and the order or decree remains unstayed and in effect for 60 consecutive days.

6.02          Acceleration.

(a)                If an Event of Default (other than an Event of Default specified in Section 6.01(9) or 6.01(10) hereof with respect to the Company) occurs and is continuing under this Indenture, the Trustee, by written notice to the Company, or the Holders of at least 25.0% in principal amount of the then total outstanding Notes by written notice to the Company and the Trustee, may declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of, and premium, if any, and accrued and unpaid interest on, the outstanding Notes shall be due and payable immediately. The Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in the Holders’ interest. The Trustee shall have no obligation to accelerate the Notes if the Trustee in its judgment determines that acceleration is not in the best interests of the Holders.

(b)               Notwithstanding the foregoing, in the case of an Event of Default arising under Section 6.01(9) or 6.01(10) hereof with respect to the Company, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on, all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(c)                At any time after a declaration of acceleration with respect to the Notes as described in Sections 6.02(a) and 6.02(b) hereof, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences if:

(i)                 the rescission would not conflict with any judgment or decree;

(ii)               all existing Events of Default have been cured or waived except non-payment of principal or interest that has become due solely because of the acceleration; and

(iii)             to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

6.03          Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, and premium, if any, and interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair such right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

6.04          Waiver of Past Defaults. Subject to Section 6.02 hereof, Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder (except a continuing Default in the payment of principal of or interest on any Notes) (including in connection with a Change of Control Offer). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

6.05          Control by Majority. Holders of a majority in principal amount of the then total outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

6.06          Limitation on Suits. Subject to Section 6.07 hereof, no Holder of a Note may institute any proceeding or pursue any remedy with respect to this Indenture or the Notes unless:

(1)               such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)               Holders of at least 25.0% in principal amount of the total outstanding Notes have requested in writing the Trustee to pursue the remedy;

(3)               Holders have offered and, if requested, provided the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)               the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)               Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such written request within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

6.07          Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, and premium, if any, and interest on, the Note, on or after the respective due dates expressed in the Note (including in connection with a Change of Control Offer but excluding any payments due by reason of an acceleration that has been cured or waived), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

6.08          Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or 6.01(2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, and premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

6.09          Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

6.10          Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

6.11          Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

6.12          Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or any Guarantor, their creditors or their property, and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims. Any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee on behalf of such Holder and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel and any other amounts due the Trustee under Section 7.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and its agents and counsel and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing contained herein shall be deemed to authorize the Trustee to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

6.13          Priorities. If the Trustee or any Agent collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

(i)                 to the Trustee, such Agent, their agents and their attorneys for amounts due under this Indenture, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee or such Agent and the costs and expenses of collection;

(ii)               to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

(iii)             to the Company or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13.

6.14          Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof or a suit by Holders of more than 10.0% in principal amount of the then outstanding Notes.

Article VII

TRUSTEE

7.01          Duties of Trustee.

(a)                If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture on behalf of the Holders and will use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)               Except during the continuance of an Event of Default:

(i)                 the duties of the Trustee shall be determined solely by the express provisions of this Indenture, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)               in the absence of willful misconduct or bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; however, in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i)                 this Section 7.01(c) does not limit the effect of Section 7.01(b) hereof;

(ii)               the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)             the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to this Indenture.

(d)               Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01(a), 7.01(b) and 7.01(c) hereof.

(e)                The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless the Holders have offered and, if requested, provided to the Trustee indemnity or security satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

(f)                The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

7.02          Rights of Trustee.

(a)                The Trustee may conclusively rely upon and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)               Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d)               The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer.

(f)                None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(g)               The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event that is in fact such a Default or Event of Default is actually received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(h)               In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damages of any kind whatsoever (including loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damages and regardless of the form of action.

(i)                 The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and each agent, custodian and other Person employed to act hereunder.

(j)                 Delivery of reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(k)               The permissive rights of the Trustee to take certain actions under this Indenture shall not be construed as a duty unless so specified herein.

(l)                 The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(m)             The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

7.03          Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties.

7.04          Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

7.05          Notice of Defaults. If a Default occurs and is continuing and if it is actually known to a Responsible Officer the Trustee, the Trustee shall deliver to Holders a notice of the Default within 90 days after it occurs. Except in the case of a Default relating to the payment of principal of, or premium, if any, or interest on, any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as it in good faith determines that withholding the notice is in the interests of the Holders.

7.06          Compensation and Indemnity.

The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable and documented out-of-pocket disbursements, advances and expenses incurred or made by it, in addition to the compensation for its services. Such expenses shall include the reasonable and documented compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company and the Guarantors, jointly and severally, shall indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense (including reasonable attorneys’ fees and expenses and court costs) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the reasonable costs and expenses of enforcing this Indenture against the Company or any of the Guarantors (including this Section 7.06) or defending itself against any claim, whether asserted by any Holder, the Company, any Guarantor or any other Person, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder, but excluding taxes imposed on such Persons in connection with compensation for such administration or performance). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend such claim, and the Trustee may have separate counsel, the reasonable and documented fees and expenses of which the Company shall pay. Neither the Company nor any Guarantor shall be required to reimburse any expense or to indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence. Neither the Company nor any Guarantor shall be required to pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

To secure the payment obligations of the Company and the Guarantors in this Section 7.06, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except for money or property held in trust to pay the principal of, and premium, if any, and interest on, particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(9) or 6.01(10) hereof occurs, the expenses and the compensation for the services (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

7.07          Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing not less than 30 days prior to the effective date of such removal. The Company may remove the Trustee if:

(A)             the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(B)              a custodian or public officer takes charge of the Trustee or its property; or

(C)              the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail or otherwise deliver a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Company’s obligations under Section 7.06 hereof shall continue for the benefit of the retiring Trustee.

The resigning Trustee shall have no responsibility or liability for any action or inaction of a successor Trustee.

7.08          Successor Trustee by Merger, etc. If the Trustee merges, amalgamates or consolidates with or into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall be the successor Trustee.

Article VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

8.01          Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes and all obligations of the Guarantors with respect to the Guarantees upon compliance with the conditions set forth below in this Article VIII.

8.02          Legal Defeasance and Discharge. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, including that of the Guarantors under their Guarantees, which Indebtedness shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof, to have cured all then existing Events of Default and to have satisfied all of its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions that shall survive until otherwise terminated or discharged hereunder:

(A)             the rights of Holders of outstanding Notes to receive payments in respect of the principal of, and premium, if any, and interest on, such Notes when such payments are due from the trust created pursuant to this Indenture referred to in Section 8.04 hereof;

(B)              the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(C)              the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(D)             this Section 8.02.

Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

8.03          Covenant Defeasance. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.10, 4.11, 4.12, 5.01(a)(ii) and 5.01(b) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and the Guarantees, the Company and the Guarantors may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and the Guarantees shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(4), 6.01(5) (solely with respect to the covenants that are released upon a Covenant Defeasance), 6.01(6), 6.01(7), 6.01(8) , 6.01(9) (solely with respect to the Company’s Subsidiaries) and 6.01(10) (solely with respect to the Company’s Subsidiaries) hereof shall not constitute Events of Default.

8.04          Conditions to Legal Defeasance or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1)               the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest), in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and premium, if any, and interest on, the outstanding Notes on the Stated Maturity or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular Redemption Date; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the applicable Redemption Date; any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(2)               in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions:

(A)             the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling; or

(B)              since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)               in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)               no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5)               such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Credit Agreement or any other material agreement or instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(6)               the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions, following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7)               the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or any Guarantor or others; and

(8)               the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

8.05          Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee (or other qualifying trustee) in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee (or other qualifying trustee) against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government

Obligations deposited pursuant to this Indenture or the principal and interest received in respect thereof other than any such tax, fee or other charge that by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee (or other qualifying trustee) shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 8.04 hereof that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (or other qualifying trustee) (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

8.06          Repayment to Company. Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, or premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust, and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

8.07          Reinstatement. If the Trustee or any Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, that, if the Company makes any payment of principal of, or premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or such Paying Agent.

Article IX

AMENDMENT, SUPPLEMENT AND WAIVER

9.01          Without Consent of Holders. Notwithstanding Section 9.02 hereof, the Company, any Guarantor (with respect to a Guarantee or this Indenture to which it is a party) and the Trustee may amend or supplement this Indenture and any Guarantee or Notes without the consent of any Holder:

(1)               to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)               to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)               to comply with Section 5.01 hereof and to provide the assumption of the Company’s or any Guarantor’s obligations to the Holders;

(4)               to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect in any material respect the legal rights under this Indenture of any such Holder;

(5)               to add any Person as a Guarantor;

(6)               to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(7)               to remove a Guarantor that, in accordance with the terms of this Indenture, ceases to be liable in respect of its Guarantee;

(8)               to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee;

(9)               to secure all of the Notes;

(10)           to add to the covenants of the Company or any Guarantor for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Guarantor;

(11)           to conform the text of this Indenture, the Guarantees or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum;

(12)           to release and discharge any Liens securing the Notes and the Guarantees when permitted by this Indenture;

(13)           to provide for the issuance of Additional Notes in accordance with the terms of this Indenture;

(14)           to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable; and

(15)           to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including to facilitate the issuance and administration of the Notes; provided, that (a) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act and the rules and regulations of the SEC promulgated thereunder, or any other applicable securities law, and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

Upon the request of the Company accompanied by a resolution of the Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof (to the extent requested by the Trustee), the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be contained therein, but the

Trustee shall have the right, but not be obligated, to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise. The addition of a Guarantor under this Indenture shall be effected by the execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit D attached hereto, provided that the execution thereof shall be deemed a representation by such Guarantor(s) that all conditions precedent and covenants, if any, relating to the execution of such supplemental indenture have been satisfied and the supplemental indenture is enforceable in accordance with its terms subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity.

9.02          With Consent of Holders. Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Guarantees with the consent of the Holders of a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Sections 2.08 and 2.09 hereof shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment, supplement or waiver under this Indenture by any Holder of Notes given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall deliver to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Without the consent of each affected Holder of Notes, an amendment, supplement or waiver under this Section 9.02 may not, with respect to any Notes held by a non-consenting Holder:

(1)               reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, including the waiver of Defaults or Events of Default, or to a rescission and cancellation of a declaration of acceleration of the Notes;

(2)               reduce the rate of or change the time for payment of interest, including defaulted interest, on any Notes;

(3)               reduce the principal of or change the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption, or reduce the redemption price therefor; provided that any amendment to the minimum notice requirement may be made with the consent of the Holders of a majority in principal amount of Notes then outstanding;

(4)               make any Notes payable in money other than that stated in the Notes;

(5)               make any change in the provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment;

(6)               waive a Default in the payment of principal of or interest on any Note; provided that this Section 9.02(6) shall not limit the right of the Holders of a majority in principal amount of Notes then outstanding to rescind and cancel a declaration of acceleration of the Notes following delivery of an acceleration notice and shall not effect a waiver of the payment Default that resulted from any such acceleration;

(7)               release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or this Indenture, except as permitted by this Indenture;

(8)               make any change in this Article IX that is materially adverse to the Holders; or

(9)               contractually subordinate the Notes or the Guarantees to any other Indebtedness in a manner materially adverse to Holders.

9.03          Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite amount of Holders has been obtained.

9.04          Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

9.05          Trustee to Sign Amendments, etc. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment, supplement or waiver until the Board of Directors of the Company approves it. In executing any amendment, supplement or waiver, the Trustee shall receive, and shall be fully protected in relying conclusively upon, in addition to the documents required by Section 12.02 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

Article X

GUARANTEES

10.01      Guarantees. Subject to this Article X, each of the Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees, on an unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest and premium, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption, repurchase or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder, including for expenses, indemnification or otherwise, shall be promptly paid in full, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same promptly. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment in full of all of the obligations of the Company hereunder and under the Notes). Each Guarantor hereby waives, to the fullest extent permitted by law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by full payment of the obligations contained in the Notes and this Indenture or by release in accordance with the provisions of this Indenture.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors any amount paid either to such Holder or the Trustee, then this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Until terminated in accordance with Section 10.06 hereof, each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any nonpaying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment had not been made. In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated

and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Guarantee issued by any Guarantor shall be a general unsecured senior obligation of such Guarantor and shall be pari passu in right of payment with all existing and future senior Indebtedness of such Guarantor, if any.

Each payment to be made by a Guarantor in respect of its Guarantee shall be made without setoff, counterclaim, reduction or diminution of any kind or nature.

10.02      Limitation on Guarantor Liability. Each Guarantor, and, by its acceptance of the Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor does not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

10.03      Execution and Delivery. Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates a Note, the Guarantee of such Guarantor shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

If required by Section 4.12 hereof, the Company shall cause any newly created or acquired Subsidiary of the Company to comply with the provisions of Section 4.12 hereof and this Article X, to the extent applicable.

10.04      Subrogation. Subject to the fifth paragraph of Section 10.01 hereof and subject to Section 10.02 hereof, each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01 hereof; provided, that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

10.05      Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

10.06      Release of Guarantees. Each Guarantee by a Guarantor shall be automatically and unconditionally released and discharged and shall thereupon terminate and be of no further force and effect, and no further action by such Guarantor, the Company or the Trustee is required for the release of such Guarantor’s Guarantee:

(1)               upon any sale or other disposition (by merger, amalgamation, consolidation or otherwise) of (i) all or substantially all of the assets of that Guarantor in accordance with this Indenture or (ii) the Capital Stock of such Guarantor, in each case, after which such Guarantor is no longer a Subsidiary;

(2)               if such Guarantor merges with and into the Company or another Guarantor, with the Company or such other Guarantor surviving such merger;

(3)               upon the exercise by the Company of its Legal Defeasance option or Covenant Defeasance option in accordance with Article VIII hereof or the discharge of the Company’s obligations under this Indenture as described in Article XI hereof;

(4)               if a Guarantor ceases to be a Wholly Owned Subsidiary of the Company and such Guarantor is not otherwise required to provide a Guarantee of the Notes pursuant to the provisions of Section 4.12 hereof; or

(5)               upon the release or discharge of the guarantee by such Guarantor of Indebtedness under the Credit Agreement (to the extent the reason that the Guarantee of such Guarantor was provided was because of its guarantee of obligations under the Credit Agreement), or the release or discharge of such other guarantee that resulted in the creation of such Guarantee (to the extent the reason that the Guarantee of such Guarantor was provided was because of such other guarantee), except, in each case, a discharge or release by or as a result of payment under such guarantee (it being understood that a release subject to a contingent reinstatement is still a release, and that, if any such guarantee is so reinstated, such Guarantee shall also be reinstated to the extent that such Guarantor would then be required to provide a Guarantee pursuant to the provisions of Section 4.12 hereof).

Article XI

SATISFACTION AND DISCHARGE

11.01      Satisfaction and Discharge. This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes, as expressly provided for in this Indenture) as to all Notes, when either:

(1)               all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company as provided for hereunder) have been delivered to the Registrar for cancellation and:

(i)                 the Company has paid all sums payable under this Indenture by the Company; and

(ii)               the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with; or

(2)               the Company shall have given notice of redemption of all of the Notes, all of the Notes shall have otherwise become due and payable or all of the Notes will become due and payable, or may be called for redemption, within one year, and:

(i)                 the Company has irrevocably deposited or caused to be deposited with the Trustee or another trustee funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption; any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(ii)               the Company has paid all other sums payable under this Indenture; and

(iii)             the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to Section 11.01(2)(i) hereof, the provisions of Sections 7.06, 8.06 and 11.02 hereof shall survive such satisfaction and discharge.

11.02      Application of Trust Money. Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Guarantor acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided, that, if the Company has made any payment of principal of, or premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or such Paying Agent.

Article XII

MISCELLANEOUS

12.01      Notices. Any notice or other communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), facsimile, electronic mail (in “.pdf” format) or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company or a Guarantor:

Foot Locker, Inc.
330 West 34th Street
New York, New York 10001
Attention: Sheilagh M. Clarke, Esq.
Email: sclarke@footlocker.com

with a copy to:

Foot Locker, Inc.
330 West 34th Street
New York, New York 10001
Attention: Anthony D. Foti, Esq.
Email: anthony.foti@footlocker.com

and with an additional copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attention: David J. Goldschmidt
Facsimile: (917) 777-3574
Email: david.goldschmidt@skadden.com

If to the Trustee:

U.S. Bank National Association
100 Wall Street, 6th Floor
New York, New York 10005
Attention: Administrator – Foot Locker, Inc.
Facsimile: (212) 361-6153
Email: christopher.grell@usbank.com

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or other communications.

All notices and other communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if delivered in person; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; on the first date on which publication is made or electronic delivery made; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided, that any notice or other communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

Any notice or other communication to a Holder shall be electronically delivered, mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register kept by the Registrar.

Failure to deliver a notice or other communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or other communication is mailed or otherwise delivered in the manner provided above within the time prescribed, such notice or other communication shall be deemed duly given, whether or not the addressee receives it.

If the Company delivers or mails a notice or other communication to Holders, it shall deliver or mail a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices at the Depositary.

12.02      Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or any of the Guarantors to the Trustee to take any action under this Indenture (other than as set forth in the last sentence of Section 9.05 hereof and, with respect to clause (B) below, in connection with the initial issuance of Notes on the Issue Date), the Company or such Guarantor, as the case may be, shall furnish to the Trustee:

(A)             an Officer’s Certificate in form reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.03 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(B)              an Opinion of Counsel in form reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

12.03      Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(A)             a statement that the Person making such certificate or opinion has read such covenant or condition;

(B)              a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(C)              a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(D)             a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

12.04      Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or any Paying Agent may make reasonable rules and set reasonable requirements for its functions.

12.05      No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, member, manager, partner, incorporator or stockholder of the Company or any Guarantor, or any subsidiary of the Company and the Guarantors, other than, in each case, the Company and the Guarantors, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

12.06      Governing Law. THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

12.07      Waiver of Jury Trial. EACH OF THE COMPANY, EACH GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12.08      Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes, acts of God, or interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

12.09      No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

12.10      Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06 hereof.

12.11      Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12.12      Counterpart Originals. The parties hereto may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Indenture may be executed in multiple counterparts, which, when taken together, shall constitute one instrument. The words “execution,” “signed” and “signature” and words of like import in this Indenture or in any other certificate, agreement or document related to this Indenture (to the extent not prohibited under governing documents) shall include images of manually executed signatures transmitted by facsimile or other electronic format (including “.pdf,” “.tif” or “.jpg”) and other electronic signatures (including DocuSign and AdobeSign). The use of electronic signatures and electronic records (including any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the

Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including any state law based on the Uniform Electronic Transactions Act or the UCC. The Trustee shall have the right to accept and act upon any notice, instruction or other communication, including any funds transfer instruction (each, a “Notice”), received pursuant to this Indenture by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) and shall not have any duty to confirm that the person sending such Notice is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider identified by any other party hereto and acceptable to the Trustee) shall be deemed original signatures for all purposes. Each other party to this Indenture assumes all risks arising out of the use of electronic signatures and electronic methods to send Notices to the Trustee, including the risk of the Trustee acting on an unauthorized Notice and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee may in any instance and in its sole discretion require that a Notice in the form of an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic Notice.

12.13      Table of Contents, Headings, etc. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

12.14      USA PATRIOT Act. The parties hereto acknowledge that, in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each Person that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

12.15      No Qualification Under the Trust Indenture Act. Notwithstanding anything in this Indenture to the contrary, this Indenture is not qualified under the Trust Indenture Act and, accordingly, the Trust Indenture Act shall not apply to or in any way govern the terms of this Indenture.

{Signature pages follow}

FOOT LOCKER, INC.
By:	/s/John A. Maurer
Name: John A. Maurer
Title: Vice President and Treasurer

FOOT LOCKER RETAIL, INC.
FOOT LOCKER STORES, INC.
FOOT LOCKER SPECIALTY, INC.
FOOT LOCKER CORPORATE SERVICES, INC.
EUROSTAR, INC.
as to each of the foregoing

By:	/s/John A. Maurer
Name: John A. Maurer
Title: Vice President and Treasurer

Signature Page to Indenture (Senior Notes)

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/Christopher J. Grell
Name: Chritopher J. Grell
Title: Vice President

Signature Page to Indenture (Senior Notes)

Exhibit A

Form of Note

See attached.

A-1

{To include Global Note Legend and/or Private Placement Legend, as applicable}

CUSIP: {__________}
ISIN: {__________}

{144A}{REGULATION S}{IAI} {GLOBAL} NOTE

4.000% Senior Notes due 2029

No. {____}	{Up to} US${__________}

FOOT LOCKER, INC.

promises to pay to {__________} or registered assigns the principal sum {set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto}{of {__________} dollars} on October 1, 2029.

Interest Payment Dates: April 1 and October 1 of each year, beginning with respect to the Initial Notes on April 1, 2022.

Record Dates: March 15 and September 15.

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IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

FOOT LOCKER, INC.
By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:_________________________________
      Authorized Signatory

Dated:____________________

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4.000% Senior Note due 2029

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.       INTEREST. Foot Locker, Inc. (the “Company”) promises to pay interest on the principal amount of this Note at a rate per annum of 4.000% from {October 5, 2021}{__________} through but excluding maturity of the Notes on October 1, 2029. The Company will pay interest on this Note semi-annually in arrears on April 1 and October 1 of each year, beginning {April 1, 2022}{__________} or, if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). The Company will make each interest payment to the Holder of record of this Note on the immediately preceding March 15 and September 15 (each, a “Record Date”). Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate borne by this Note, and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by this Note. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Each interest period will end on (but exclude) the relevant Interest Payment Date.

2.       METHOD OF PAYMENT. The Company will pay interest on this Note to the Person who is the registered Holder of this Note at the close of business on the Record Date (whether or not a Business Day) next preceding the Interest Payment Date, even if this Note is cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payments of principal of, and premium, if any, and interest on, the Notes will be payable at the office or agency of the Company maintained pursuant to Section 4.02 of the Indenture or, at the option of the Company, may be made by check mailed to the Holders at their addresses set forth in the Note Register, provided, that (a) all payments of principal of, and premium, if any, and interest on, Notes represented by Global Notes registered in the name of or held by the Depositary or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof and (b) all payments of principal of, and premium, if any, and interest on, Definitive Notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. If any Interest Payment Date is not a Business Day, the required payment will be postponed and made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day.

3.       PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change

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any Paying Agent or Registrar without prior notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4.       INDENTURE. The Company issued the Notes under an Indenture, dated as of October 5, 2021 (the “Indenture”), among Foot Locker, Inc., the Guarantors from time to time party thereto and the Trustee, as may be amended and supplemented from time to time. The Company shall be entitled to issue Additional Notes pursuant the Indenture, and such Additional Notes will vote as a class with the Notes issued on the Issue Date and otherwise be treated as Notes for purposes of the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and the Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.       OPTIONAL REDEMPTION.

(a)                At any time prior to October 1, 2024, the Company may redeem all or a part of the Notes from time to time upon notice as set forth in Section 3.03 of the Indenture, at a redemption price equal to 100.0% of the principal amount of the Notes redeemed, plus the Applicable Premium, plus accrued and unpaid interest, if any, to (but excluding) the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(b)               If Holders of at least 90% in aggregate principal amount of the then outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any other Person making a Change of Control Offer in lieu of the Company as described in Section 4.10 of the Indenture, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such other Person will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 60 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest to, but excluding, the date of redemption.

(c)                At any time prior to October 1, 2024, the Company may on any one or more occasions redeem up to 40.0% of the aggregate principal amount of Notes issued under the Indenture with the net cash proceeds of one or more Equity Offerings upon notice as set forth in Section 3.03 of the Indenture at a redemption price of 104.000% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but excluding) the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that: (1) at least 60.0% of the aggregate principal amount of Notes issued under the Indenture remains outstanding after each such redemption; and (2) the redemption occurs within 90 days after the closing of such Equity Offering.

(d)               Except pursuant to clause (a), (b) or (c) of this Section 5 of this Note, the Notes will not be redeemable at the Company’s option prior to October 1, 2024.

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(e)                On or after October 1, 2024, the Company may, at its option, redeem all or a part of the Notes from time to time upon notice as set forth in Section 3.03 of the Indenture, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to (but excluding) the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period beginning on October 1 of the years indicated below:

Year	Redemption Price
2024	102.000%
2025	101.000%
2026 and thereafter	100.000%

(f)                Any redemption pursuant to Section 3.07 of the Indenture shall be made pursuant to the provisions of Sections 3.01, 3.02, 3.03, 3.04, 3.05 and 3.06 of the Indenture.

6.       MANDATORY REDEMPTION, OFFERS TO REPURCHASE AND OPEN MARKET PURCHASES. The Company will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Company may be required to offer to repurchase Notes as described under Section 4.10 of the Indenture. In addition, the Company or its Affiliates may at any time and from time to time repurchase Notes in open-market transactions or tender offers or otherwise pursuant to Section 3.07(f) of the Indenture.

7.       NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, the Company shall deliver electronically, mail or cause to be mailed by first-class mail (or otherwise deliver in accordance with Applicable Procedures) notices of redemption at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder’s registered address or otherwise in accordance with Applicable Procedures, except that redemption notices may be electronically delivered or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article VIII or XI of the Indenture.

8.       OFFERS TO REPURCHASE. Upon the occurrence of a Change of Control Triggering Event, the Company shall make a Change of Control Offer in accordance with Section 4.10 of the Indenture.

9.       DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The transfer of Notes shall be registered and Notes may only be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not issue, exchange or register the transfer of any Note or portion of a Note selected for redemption (except for the unredeemed portion of any such Note being redeemed in part) or any Note tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer. Also, the Company need not issue, exchange or register the transfer of any Notes during the period of 15 days before the electronic delivery or mailing of a notice of redemption

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of Notes to be redeemed or between a Record Date with respect to such Note and the next succeeding Interest Payment Date with respect to such Note.

10.       PERSONS DEEMED OWNERS. The registered Holder of this Note shall be treated as its owner for all purposes. Only registered Holders shall have rights hereunder.

11.       AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees and the Notes may be amended or supplemented as provided in the Indenture.

12.       DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25.0% in principal amount of the then outstanding Notes by notice to the Company may declare the principal of, and premium, if any, interest and any other monetary obligations on, all the then outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default and its consequences under the Indenture except for a continuing Default in payment of the principal of, or premium, if any, or interest on, any of the Notes held by a non-consenting Holder; provided, that the Holders of a majority in principal amount of Notes may rescind and cancel certain declarations of acceleration of the Notes as provided in the Indenture. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required within 10 Business Days after becoming aware of any Default to deliver to the Trustee a statement specifying such Default and the status thereof.

13.       AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

14.       GOVERNING LAW. THE INDENTURE, THIS NOTE AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

15.       CUSIP NUMBERS AND ISINs. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers and ISINs to be printed on the Notes and the Trustee may use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

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The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at the following address:

Foot Locker, Inc.
330 West 34th Street
New York, New York 10001
Telephone No.: (212) 720-3700

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ____________________ to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.

Date:__________________

Your
Signature:	(Sign exactly as your name
appears on this Note)

Signature Guarantee*:_____________________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT REPURCHASE

If you want to elect to have this Note repurchased by the Company pursuant to Section 4.10 of the Indenture, check the following box: {____}

If you want to elect to have only part of this Note repurchased by the Company pursuant to Section 4.10 of the Indenture, state the amount you elect to have repurchased (in minimum denominations of $2,000 and integral multiples of $1,000 thereof): ${__________}

Date:_________________________

Your
Signature:	(Sign exactly as your name
appears on this Note)

Tax I.D. No.:

Signature Guarantee*:______________________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE{*}

The initial outstanding principal amount of this Global Note is ${__________}. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

{* This schedule should be included only if the Note is issued in global form.}

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Exhibit B

Form of Certificate of Transfer

See attached.

B-1

CERTIFICATE OF TRANSFER

Foot Locker, Inc.
330 West 34th Street
New York, New York 10001
Attention: General Counsel
Telephone No.: (212) 720-3700
Email: sclarke@footlocker.com; anthony.foti@footlocker.com

U.S. Bank National Association,
as Trustee and Registrar
100 Wall Street, 6th Floor
New York, New York 10005
Attention: Administrator – Foot Locker, Inc.
Telephone No.: (212) 951-6990
Facsimile No.: (212) 361-6153
Email: christopher.grell@usbank.com

Re: 4.000% Senior Notes due 2029

Reference is hereby made to the Indenture, dated as of October 5, 2021 (as may be amended and supplemented from time to time, the “Indenture”), among Foot Locker, Inc., the Guarantors from time to time party thereto and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

{__________} (the “Transferor”) owns and proposes to transfer the Note{s} or interest in such Note{s} specified in Annex A hereto, in the principal amount of ${__________} in such Note{s} or interests (the “Transfer”), to {__________} (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

{CHECK ALL THAT APPLY}

1. {____} CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT 144A GLOBAL NOTE OR A RELEVANT DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any State of the United States.

2. {____} CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT REGULATION S GLOBAL NOTE OR A RELEVANT DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 and, accordingly, the Transferor hereby

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further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the applicable Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than J.P. Morgan Securities LLC, BofA Securities, Inc., Wells Fargo Securities, LLC, U.S. Bancorp Investments, Inc., UBS Securities LLC, Truist Securities, Inc., HSBC Securities (USA) Inc. or Capital One Securities, Inc.). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3. {____} CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT IAI GLOBAL NOTE OR A RELEVANT DEFINITIVE NOTE PURSUANT TO RULE 501 UNDER THE SECURITIES ACT. The Transfer is being effected to an institutional “accredited investor” (as defined in subparagraph (a) of Rule 501 under the Securities Act) that has furnished to the Trustee a signed letter substantially in the form of Exhibit E to the Indenture, and such Transfer is in compliance with any applicable blue sky laws of any State of the United States.

4. {____} CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)            {____} such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

(b)           {____} such Transfer is being effected to the Company or a Subsidiary thereof; or

(c)            {____} such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

5. {____} CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT UNRESTRICTED GLOBAL NOTE OR A RELEVANT UNRESTRICTED DEFINITIVE NOTE.

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(a)          {____} CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on the Restricted Definitive Notes and in the Indenture.

(b)           {____} CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on the Restricted Definitive Notes and in the Indenture.

(c)            {____} CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, the Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

{Insert Name of Transferor}
By:
Name:
Title:

Dated:________________________

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ANNEX A TO CERTIFICATE OF TRANSFER

1.       The Transferor owns and proposes to transfer the following:

{CHECK ONE OF (a) OR (b)}

(a)       {____} a beneficial interest in the {IF CHECKED, CHECK ONE OF (i), (ii) OR (iii)}:

(i)        {____} 144A Global Note (CUSIP: {__________});

(ii)       {____} Regulation S Global Note (CUSIP: {__________}); or

(iii)       {____} IAI Global Note (CUSIP: {__________})); or

(b)       {____} a Restricted Definitive Note.

2.       After the Transfer the Transferee will hold:

{CHECK ONE}

(a)       {____} a beneficial interest in the {IF CHECKED, CHECK ONE OF (i), (ii), (iii) OR (iv)}:

(i)        {____} 144A Global Note (CUSIP: {__________});

(ii)       {____} Regulation S Global Note (CUSIP: {__________});

(iii)       {____} IAI Global Note (CUSIP: {__________}); or

(iv)       {____} Unrestricted Global Note (CUSIP: {__________});

(b)        {____} a Restricted Definitive Note; or

(c)         {____} an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

4

Exhibit C

Form of Certificate of Exchange

See attached.

C-1

CERTIFICATE OF EXCHANGE

Foot Locker, Inc.
330 West 34th Street
New York, New York 10001
Attention: General Counsel
Telephone No.: (212) 720-3700
Email: sclarke@footlocker.com; anthony.foti@footlocker.com

U.S. Bank National Association,
as Trustee and Registrar
100 Wall Street, 6th Floor
New York, New York 10005
Attention: Administrator – Foot Locker, Inc.
Telephone No.: (212) 951-6990
Facsimile No.: (212) 361-6153
Email: christopher.grell@usbank.com

Re: 4.000% Senior Notes due 2029

Reference is hereby made to the Indenture, dated as of October 5, 2021 (as may be amended and supplemented from time to time, the “Indenture”), among Foot Locker, Inc., the Guarantors from time to time party thereto and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

{__________} (the “Owner”) owns and proposes to exchange the Note{s} or interest in such Note{s} specified herein, in the principal amount of ${__________} in such Note{s} or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.       EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE OF THE SAME SERIES

(a)       {____} CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note of the same series in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

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(b)       {____} CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note of the same series, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

(c)       {____} CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OF THE SAME SERIES. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note of the same series, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

(d)       {____} CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE OF THE SAME SERIES. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note of the same series, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

2.       EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR RESTRICTED DEFINITIVE NOTES OF THE SAME SERIES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE OF THE SAME SERIES

(a)       {____} CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note of the same series with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject

2

to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)       {____} CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE OF THE SAME SERIES. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the {CHECK ONE}:

{____} 144A Global Note,

{____} Regulation S Global Note or

{____} IAI Global Note,

in each case of the same series, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

{Insert Name of Owner}
By:
Name:
Title:

Dated:________________________

3

Exhibit D

Form of Supplemental Indenture to be Delivered by Subsequent Guarantors

See attached.

D-1

SUPPLEMENTAL INDENTURE

This SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of {__________}, is between {__________} (the “Guaranteeing Subsidiary”), a subsidiary of Foot Locker, Inc., a New York corporation (the “Company”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and certain of its subsidiaries have heretofore executed and delivered to the Trustee an Indenture (as may be amended and supplemented from time to time, the “Indenture”), dated as of October 5, 2021, providing for the issuance of an unlimited aggregate principal amount of 4.000% Senior Notes due 2029 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.       Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.       Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture, including, but not limited to, Article X thereof.

3.       No Recourse Against Others. No past, present or future director, officer, employee, member, manager, partner, incorporator or stockholder of the Company or any Guarantor, or any subsidiary of the Company and the Guarantors, other than, in each case, the Company and the Guarantors, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, this Supplemental Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

4.       Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

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5.       Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts, which, when taken together, shall constitute one instrument. The words “execution,” “signed” and “signature” and words of like import in this Supplemental Indenture or in any other certificate, agreement or document related to this Supplemental Indenture (to the extent not prohibited under governing documents) shall include images of manually executed signatures transmitted by facsimile or other electronic format (including “.pdf,” “.tif” or “.jpg”) and other electronic signatures (including DocuSign and AdobeSign). The use of electronic signatures and electronic records (including any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including any state law based on the Uniform Electronic Transactions Act or the UCC.

6.       Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.       The Trustee. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Guaranteeing Subsidiary, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Guaranteeing Subsidiary by action or otherwise, (iii) the due execution hereof by the Guaranteeing Subsidiary or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

8.       Successors. All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

{GUARANTEEING SUBSIDIARY}
By:
Name:
Title:
U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

3

Exhibit E

Form of Transferee Letter of Representation

See attached.

E-1

TRANSFEREE LETTER OF REPRESENTATION

Foot Locker, Inc.
330 West 34th Street
New York, New York 10001
Attention: General Counsel
Telephone No.: (212) 720-3700
Email: sclarke@footlocker.com; anthony.foti@footlocker.com

U.S. Bank National Association,
as Trustee and Registrar
100 Wall St., 6th Floor
New York, New York 10005
Attention: Administrator – Foot Locker, Inc.
Telephone No.: (212) 951-6990
Facsimile No.: (212) 361-6153
Email: christopher.grell@usbank.com

Ladies and Gentlemen:

This certificate is delivered to request a transfer of ${__________} principal amount of the 4.000% Senior Notes due 2029 (the “Notes”) of Foot Locker, Inc. (the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name: {_______________________________________}

Address: {______________________________________}

Taxpayer ID Number: {___________________________}

The undersigned represents and warrants to you that:

1.       We are an institutional “accredited investor” (as defined in subparagraph (a) of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2.       We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is six months after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination

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Date”) only (a) to the Company or any subsidiary thereof, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (“Rule 144A”), to an entity we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States of America within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” as defined in subparagraph (a) of Rule 501 under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Notes of $250,000, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” as defined in subparagraph (a) of Rule 501 under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

{Insert Name of Transferee}
By:
Name:
Title:

Dated:_________________________

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